                            CONFIDENTIAL TREATMENT                 EXHIBIT 10.3

CONFIDENTIAL AND PROPRIETARY


                                 IRU AGREEMENT
                            DATED AS OF MAY 2, 1997
                                BY AND BETWEEN
                  QWEST COMMUNICATIONS CORPORATION ("QWEST")
                                      AND
            GTE INTELLIGENT NETWORK SERVICES INCORPORATED ("GTE")




                               TABLE OF CONTENTS

                                                                           Page

RECITALS
ARTICLE I. GRANT OF IRU IN QWEST SYSTEM. . . . . . . . . . . . . . . . . .
ARTICLE II. CONSIDERATION FOR GRANT. . . . . . . . . . . . . . . . . . . .
ARTICLE III. CONSTRUCTION OF THE QWEST SYSTEM. . . . . . . . . . . . . . .
ARTICLE IV. ACCEPTANCE AND TESTING OF GTE FIBERS . . . . . . . . . . . . .
ARTICLE V. DOCUMENTATION . . . . . . . . . . . . . . . . . . . . . . . . .
ARTICLE VI. TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
ARTICLE VII. NETWORK ACCESS; REGENERATION FACILITIES . . . . . . . . . . .
ARTICLE VIII. OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . .
ARTICLE IX. MAINTENANCE AND REPAIR OF THE QWEST SYSTEM . . . . . . . . . .
ARTICLE X. PERMITS; UNDERLYING RIGHTS; RELOCATION. . . . . . . . . . . . .
ARTICLE XI. USE OF QWEST SYSTEM. . . . . . . . . . . . . . . . . . . . . .
ARTICLE XII. INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . .
ARTICLE XIII. LIMITATION OF LIABILITY. . . . . . . . . . . . . . . . . . .
ARTICLE XIV. INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . .
ARTICLE XV. TAXES, FEES AND OTHER GOVERNMENTAL IMPOSITIONS . . . . . . . .
ARTICLE XVI. NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . .
ARTICLE XVII. CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . .
ARTICLE XVIII. DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . .
ARTICLE XIX. TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . .
ARTICLE XX. FORCE MAJEURE. . . . . . . . . . . . . . . . . . . . . . . . .
ARTICLE XXI. DISPUTE RESOLUTION. . . . . . . . . . . . . . . . . . . . . .
ARTICLE XXII. WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . .
ARTICLE XXIII.GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . .
ARTICLE XXIV. RULES OF CONSTRUCTION. . . . . . . . . . . . . . . . . . . .
ARTICLE XXV. ASSIGNMENT AND TRANSFER RESTRICTIONS. . . . . . . . . . . . .
ARTICLE XXVI. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS. . . . . . .
ARTICLE XXVII. ENTIRE AGREEMENT; AMENDMENT . . . . . . . . . . . . . . . .
ARTICLE XXVIII. NO PERSONAL LIABILITY. . . . . . . . . . . . . . . . . . .
ARTICLE XXIX. RELATIONSHIP OF THE PARTIES. . . . . . . . . . . . . . . . .
ARTICLE XXX. LATE PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . .
ARTICLE XXXI. SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . .
ARTICLE XXXII. COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . .
ARTICLE XXXIII. CERTAIN DEFINITIONS. . . . . . . . . . . . . . . . . . . .



                                   EXHIBITS

Exhibit A:        QWEST System Description
Exhibit A-1:       QWEST System Description and Delivery Dates
Exhibit A-2:       General Route Map
Exhibit A-3:       Detailed Route Maps
Exhibit A-4:       Designated Endpoint and Intermediate Point Cities
Exhibit B:        IRU Fee Payment Schedule
Exhibit C:        Construction Specifications
Exhibit D:        Fiber Cable Splicing, Testing, and Acceptance Procedures
Exhibit E:        Fiber Specifications
Exhibit E-1:      Fiber Deployment Diagram
Exhibit F:        Specifications for Regeneration Facilities

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                            CONFIDENTIAL TREATMENT

Exhibit G:        Regeneration Facility Sites
Exhibit H:        QWEST System Maintenance Specifications and Procedures
Exhibit I:        Underlying Rights and Underlying Rights Requirements


                                 IRU AGREEMENT
THIS IRU AGREEMENT (this "Agreement") is made and entered into as of May 2, 1997, by and between QWEST COMMUNICATIONS CORPORATION, a Delaware corporation ("QWEST"), and GTE INTELLIGENT NETWORK SERVICES INCORPORATED, a Delaware corporation ("GTE").
                                   RECITALS
A. QWEST is planning to construct a continuous fiberoptic communication system, contiguous from end to end, as described in Exhibit A hereto, and between each of the city pairs identified in Exhibit A-1 hereto (the fiberoptic communication system between each such city pair being referred to as a "Segment"), being referred to herein collectively as the "QWEST System". The route that the QWEST System shall follow as described in this paragraph is referred to herein as the "System Route."
B. GTE desires to be granted the right to use certain optical fibers in the QWEST System.
C. QWEST desires to grant GTE an exclusive, indefeasible right to use certain fibers and associated property in the QWEST System, all upon the terms and conditions set forth below. Accordingly, in consideration of the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
                                  ARTICLE I.
                         GRANT OF IRU IN QWEST SYSTEM

1.1 (a) Effective as of the effective date described in Section 6.1 below, for each particular Segment delivered by QWEST to GTE hereunder and with respect to which an Acceptance Date (as defined in Section 4.2 below) has occurred, QWEST hereby grants to GTE, and GTE hereby purchases from QWEST, (i) an exclusive, Indefeasible Right of Use (as defined in Section 33.1(f), for the purposes described herein, in twenty-four (24) "Dark Fibers" (as defined in Section 33.1(c)), to be specifically identified, in the QWEST System in the Segments and more specifically described in the maps included in Exhibit A-3 hereto and (ii) an associated and non-exclusive Indefeasible Right of Use, for the purposes described herein, in the tangible and intangible property needed for the use of such Dark Fibers as Dark Fibers, including, but not limited to, the associated conduit, QWEST's rights in all "Underlying Rights" (as defined in Section 10.1), but in any event excluding any electronic or optronic equipment (collectively, the "Associated Property"), for the Term (as defined in Section 6.1) respecting such Segment, and all on the terms and subject to the covenants and conditions set forth herein (collectively, the "IRUs"). The Dark Fibers subject to the IRUs are referred to collectively as the "GTE Fibers."
 (b) The parties acknowledge and agree that the specific route of any Segment that has not been finally designed or engineered, or with respect to which a right-of-way agreement has not been obtained as of the date hereof is subject to final determination by QWEST, based on specific engineering, right-of-way, permitting, authorization and other requirements; provided, however, that (i) any such Segment route, as finally determined, must include all of the endpoint and intermediate point cities identified in Exhibit A-4 and all of the junction points identified in the System Route maps included in Exhibit A; (ii) no deviation in the route of any Segment as set forth in the maps included in Exhibit A-3 shall result in a Material Deviation (as defined below) in the System Route as set forth in Exhibit A, and (iii) once the final route of any Segment has been so determined, QWEST shall deliver to GTE corresponding revisions to the relevant maps included in Exhibit A hereto. As used herein, the term "Material Deviation" shall mean a deviation in the general route

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                            CONFIDENTIAL TREATMENT

of a Segment (A) that modifies the System Route architecture in a manner that breaks a ring, creates a spur or breaks the contiguous nature of Segments; (B) that modifies the route of the System Route through any city, identified in Exhibit A-3 as being the location of a GTE POP site, from the detailed route map shown in Exhibit A-3 for such city in a manner that materially changes the proximity of such POP site to the System Route right-of-way (provided that, if any such detailed city map shows that the POP site is in direct proximity to the System Route right-of-way, any route modification which does not provide such direct proximity shall be considered a material change in proximity); (C) that modifies the route of the System Route through any city, as set forth in the detailed route map for such city set forth in Exhibit A-3, such that the location of the route at any point would be moved more than 1,200 feet in any direction, without the prior written approval of GTE (such approval not to be unreasonably withheld or delayed); or (D) that modifies any parallel route shown within any city that is the subject of a detailed map included in Exhibit A-3 such that the distance between such parallel routes is less than 1,200 feet outside metropolitan areas and less than two city blocks within metropolitan areas.
(c) If any deviation(s) in the routes of Segments comprising the System Route cause(s) the aggregate route miles as reflected in Exhibit A estimated for the System Route to increase by more than ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## %) of such estimate such mileage shall be solely at QWEST's cost and expense and any route mileage in excess of the applicable ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## %) increase as aforesaid shall not be included in the route mileage for purposes of determining the IRU Fee as defined and described in Section 2.1 below.
                                  ARTICLE II.
                            CONSIDERATION FOR GRANT
2.1 In consideration of the grant of the IRUs hereunder by QWEST to GTE, GTE agrees to pay to QWEST an IRU fee determined based on the QWEST mileage (and allocated among the Segments based on Segment Rate mileage as set forth in Exhibit B. (the "IRU Fee").
 The IRU Fee shall be payable with respect to each Segment according to the payment schedule set forth in Exhibit B.
2.2 QWEST will fax or send by overnight delivery each invoice for payments to be made by GTE hereunder. GTE shall pay such invoiced amounts, less any reasonably disputed amounts, for receipt by QWEST within thirty (30) days after receipt of such invoice by GTE with respect to payments of the IRU Fee and within thirty (30) days after receipt of such invoice by GTE for any other amounts owed to QWEST hereunder; provided that GTE shall provide written notice describing in detail the basis for any disputed amounts; and provided further that any disputed amounts that are resolved in favor of QWEST shall be due for payment based on the original invoice date. All payments to be made by GTE hereunder of the IRU Fee and of any other amounts in excess of $100,000 shall be made by wire transfer of immediately available funds to the account or accounts as QWEST shall notify GTE in writing from time to time. Payments of all other amounts by GTE hereunder may be made by check payable to QWEST. QWEST agrees to provide GTE from time to time, upon request, with QWEST's estimate of the next invoice date for a portion of the IRU Fee and the estimated amount of such IRU Fee payment; provided that failure to provide any such notice shall not in any way alter or impair GTE's payment obligations hereunder.
2.3 QWEST and GTE acknowledge and agree that with respect to Segment 23, notwithstanding the fact that Segment 23 has already been constructed and installed, delivery of Segment 23 shall occur in two installments of twelve (12) Dark Fibers each as indicated in Exhibit A, and payment of the IRU Fee established pursuant to Section 2.1 therefor (other than the initial
##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR

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                            CONFIDENTIAL TREATMENT

CONFIDENTIAL TREATMENT## % due upon execution of this Agreement), shall be deferred until each such deferred installment delivery date as set forth in Exhibit B.
                                 ARTICLE III.
                       CONSTRUCTION OF THE QWEST SYSTEM
3.1 QWEST shall, at QWEST's sole cost and expense, be responsible for and shall effect the design, engineering, installation, and construction of those portions of the QWEST System not already constructed as of the date hereof in accordance with the System Route (as it may be modified pursuant to Section 1.1) and in conformity with (i) the construction specifications set forth in Exhibit C, (ii) industry standards and practices, and (iii) applicable Underlying Rights Requirements (as defined in Section 11.1). Such responsibilities shall include, without limitation, preparation of construction drawings, bills of materials, materials specifications and materials requisitions. Except for the existing fibers on Segments 11A, 11B, 12A, 12B, 12C and 12D (which are Corning SMF-DS) and any alternative fibers approved pursuant to the following sentence, all fiber included in the GTE Fibers shall be Corning SMF-LS non-zero dispersion-shifted or Lucent Technologies True Wave and shall meet or exceed the applicable fiber specifications set forth in Exhibit E. QWEST may use alternative types of fiber equivalent to either of the aforementioned fibers; provided that (i) prior to any such use, QWEST meets with GTE (and GTE hereby agrees to so meet) to, cooperatively and in good faith, jointly evaluate the use of any such fiber and
(ii) thereafter, GTE approves the use of such fiber, which approval shall not be unreasonably withheld or delayed. QWEST agrees that, to the extent possible in light of the fiber already incorporated in Segments that have been constructed, in whole or in part, prior to the date hereof and the availability and cost of the fiber of a particular type and manufacture hereafter, fiber utilized with respect to the loops, rings and regions of the QWEST System shall be of the same type and manufacture, as depicted in the fiber deployment diagram set forth in Exhibit E-1 hereto, indicating the type of fiber QWEST currently plans to use in each such Segment. Any deviation from the planned fiber use set forth in the diagram must be approved by GTE, which approval shall not be unreasonably withheld or delayed.
3.2 Subject to extension for delays described in Article XX, QWEST shall complete at QWEST's sole cost and expense, all construction, installation, and satisfactory Fiber Acceptance Testing (as defined in Section 4.1) of each of the Segments, including the provision of such Regeneration Facilities on such Segment as may be provided pursuant to Section 7.2(a), by the applicable "Estimated Delivery Date" (as defined in Section 33.1(d)) respecting such Segment.
3.3 Except as may be provided herein, QWEST shall, at QWEST's sole cost and expense, procure all materials to be incorporated in and to become a permanent part of the QWEST System, including, without limitation, the Regeneration Facilities provided pursuant to Section 7.2(a).
3.4 QWEST shall, at QWEST's sole cost and expense, obtain all Underlying Rights and other rights, licenses, permits and authorizations as required pursuant to Article X hereof.
3.5 QWEST shall perform, at QWEST's sole cost and expense, substantially in accordance with industry standards and practices and as deemed necessary or appropriate in QWEST's reasonable business judgment, all supervisory and inspection services relating to the construction of the QWEST System, including, without limitation, performing construction inspections to assure that all construction shall be in material compliance with the specifications, drawings, Underlying Rights, provisions of this Agreement, and applicable governmental codes. During the course of construction of each Segment, QWEST shall prepare and provide to GTE construction schedule and progress reports every two weeks. GTE shall have the right, but not the obligation, to inspect the construction of each Segment,

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                            CONFIDENTIAL TREATMENT

including the installation, splicing and testing of the GTE Fiber incorporated therein, during the course and at the time of the relevant design, construction and installation period. No inspection or failure to inspect by GTE shall impair or invalidate any rights and remedies of GTE under this Agreement or modify, amend or otherwise affect any of the representations, warranties, covenants or agreements of QWEST under this Agreement.
3.6 Upon GTE's written request, QWEST shall make available for inspection by GTE, at QWEST's offices, copies of all information, documents, agreements, reports, permits, drawings and specifications generated, obtained or acquired by QWEST in performing its duties pursuant to this Article III that are material to grant of the IRUs to GTE, including, without limitation, the Underlying Rights, subject only to the conditions that (i) the terms of each such document or the legal restrictions applicable to such information or document permits disclosure; provided that QWEST will use its best efforts (without requiring the expenditure of money) to obtain a waiver of any existing confidentiality and/or non-disclosure restrictions, and to exempt GTE from subsequent confidentiality and/or non-disclosure restrictions, that would restrict QWEST's ability to make such documents and/or information available to GTE for inspection; (ii) notwithstanding the existence or non-existence of such restrictions and/or waivers, QWEST may, in its sole discretion, redact portions of such documents it deems proprietary business terms prior to GTE's inspection. No inspection or failure to inspect by GTE shall impair or invalidate any rights and remedies of GTE under this Agreement or modify, amend or otherwise affect any of the representations, warranties, covenants or agreements of QWEST under this Agreement.
                                  ARTICLE IV.
                     ACCEPTANCE AND TESTING OF GTE FIBERS
4.1 QWEST shall test all GTE Fibers in accordance with the procedures specified in Exhibit D ("Fiber Acceptance Testing") to verify that the GTE Fibers are installed and operating in accordance with the specifications described in Exhibit D. Fiber Acceptance Testing shall progress span by span along each Segment as cable splicing progresses, so that test results may be reviewed in a timely manner. QWEST shall provide GTE at least five (5) days advance notice of the date and time of each Fiber Acceptance Testing such that GTE shall have the right, but not the obligation, to have a person or persons present to observe QWEST's Fiber Acceptance Testing. When QWEST has determined that the results of the Fiber Acceptance Testing with respect to a particular span show that the GTE Fibers so tested are installed and operating in conformity with the applicable specifications set forth in Exhibit D, QWEST shall promptly provide GTE with a copy of such test results.
4.2 When QWEST reasonably determines in good faith that the GTE Fibers with respect to an entire Segment are installed and operating in conformity with the applicable specifications set forth in Exhibit D, QWEST shall promptly provide written notice of same to GTE (a "Completion Notice"). GTE shall, within thirty
(30) days of receipt of the Completion Notice, either reject the Completion Notice specifying, in good faith, the defect or failure in such Fiber Acceptance Testing or give QWEST written notice of acceptance of such Fiber Acceptance Testing (the period from the date of GTE's receipt of the Completion Notice to the date of QWEST's receipt of GTE's notice of rejection or acceptance being referred to herein as the "GTE Review Period"). In the event GTE rejects the Completion Notice, QWEST shall promptly, and not later than seven days, and at no cost to GTE, commence to remedy the defect or failure. Thereafter QWEST shall again give GTE a Completion Notice with respect to such GTE Fibers. The foregoing procedure shall apply again and successively thereafter for a total of two attempts to remedy the defect or failure. If QWEST fails to adequately remedy or complete the defect or failure after two attempts, GTE shall have the right to proceed promptly and in an economically efficient manner to cure such defects or failures at QWEST's cost and expense, which shall be paid by QWEST to GTE upon demand, or at the election of GTE, offset from any IRU Fee payable by

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                            CONFIDENTIAL TREATMENT

GTE to QWEST with respect to such Segment or any other Segment. No acceptance of, or failure by GTE to reject, the Completion Notice shall be deemed to be a waiver of any rights or remedies of GTE under this Agreement; provided that, any failure by GTE to timely reject as set forth above shall operate as a constructive acceptance for purposes of this Agreement. The date when GTE accepts or is deemed to have accepted a Completion Notice or cures such defects at QWEST's cost and expense as provided above with respect to a Segment is herein defined as the "Acceptance Date".
                                  ARTICLE V.
                                 DOCUMENTATION
5.1 Notwithstanding the conditions and limitations set forth in Section 3.6, QWEST shall provide GTE with a copy of all Underlying Right Requirements (as defined in Section 11.1) applicable to each Segment promptly following the grant to QWEST of the Underlying Right pursuant to which such Underlying Right Requirements are imposed and, in any event, on or before the date of completion of conduit installation in such Segment (as defined in Exhibit B, paragraph 3(ii)).
5.2 Not later than ninety (90) days after the Acceptance Date for each Segment, QWEST shall provide GTE with the following documentation:
(a) As-built drawings for such Segment in accordance with the requirements described in Exhibit C ("As-Builts").
(b) Technical specifications of the optical fiber cable and associated splices and other equipment placed in that Segment.
5.3 As a condition to, and effective upon receipt of, each IRU Fee payment installment that is due upon QWEST's achievement of a construction, installation, testing or acceptance milestone as set forth in Exhibit B, QWEST shall deliver to GTE a lien waiver with respect to liens in favor of QWEST arising out of QWEST's services in accomplishing such milestone. Promptly following QWEST's receipt of each such payment, QWEST shall use reasonable efforts to obtain (and in any event on or before the Acceptance Date with respect to the relevant Segment shall obtain) from each subcontractor that provided services in accomplishing such milestone a lien waiver with respect to liens arising out of such services and, upon receipt, deliver a copy of each such lien waiver to GTE.
                                  ARTICLE VI.
                                     TERM
6.1 The grant of the IRUs hereunder with respect to each Segment shall become effective on the first day when both (i) the Acceptance Date with respect to that Segment has occurred and (ii) QWEST has received payment in full of the IRU Fee with respect to such Segment in accordance with Exhibit B, and, subject to the provisions of Article X, such grant shall terminate at the end of the economically useful life of the GTE Fibers, as reasonably determined by GTE pursuant to Section 6.2 below. The period of each such grant respecting each such Segment and IRU is herein defined as the "Term".
6.2 In the event that GTE, at any time, reasonably determines that the GTE Fibers comprising any Segment have reached the end of their economically useful life and desires to not retain the IRU in such Segment, GTE shall have the right to abandon the IRU with respect to such Segment by written notice to QWEST. If, at any time during or after the last year of the Minimum Period (as defined in Section 10.2(ii) below), with respect to any Segment, GTE fails to use any of the GTE Fibers comprising such Segment for any period of thirty (30) consecutive days (except to the extent that such non-use is as a result of any of the events described in Article XX or as a result of QWEST System maintenance, restoration, relocation, or reconfiguration or as a result of the failure of QWEST to observe and perform the terms of this Agreement), QWEST shall have the right to request GTE to acknowledge that the GTE Fibers comprising such Segment have reached the end of their economic life and, accordingly, has abandoned the GTE Fibers comprising such Segment (which acknowledgment shall not be unreasonably withheld or delayed). Upon any such notice of

                                                                          Page 6
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                            CONFIDENTIAL TREATMENT

abandonment or acknowledgment, the Term shall expire with respect to such Segment and all rights to the use of such Segment shall revert to QWEST without reimbursement of any fees or other payments previously made with respect thereto, and from and after such time GTE shall have no further rights or obligations hereunder with respect to such Segment (subject to the provisions of Article XIX).
6.3 It is understood and agreed as between the parties that the grant of the IRUs hereunder shall be treated for accounting and federal and all applicable state and local tax purposes as the sale and purchase of the GTE Fibers and a corresponding interest in QWEST's rights in the Associated Property subject thereto, and that on and after the Acceptance Date with respect to each Segment, GTE shall be treated as the owner of the GTE Fibers and an interest in QWEST's rights in the Associated Property comprising such Segment for such purposes. The parties agree to file their respective financial reports, income tax returns, property tax returns, and other returns and reports for their respective Impositions (as such term is defined in Section 33.1(e)) on such basis and, except as otherwise required by law, not to take any positions inconsistent therewith. QWEST shall retain legal title to the entire QWEST System, including the GTE Fibers and Associated Property subject to the IRUs hereunder. In the event the grant is not treated as a sale and purchase for tax purposes, the parties shall pay any taxes arising by reason of such tax treatment on the same basis as if it had been treated as a sale and purchase. Each party agrees to indemnify the other with respect to any late filing penalties, interest or fees incurred as a result of such party's failure to provide the other with such information solely in such party's possession or control that may be necessary in order to timely make any such filing.
6.4 This Agreement shall become effective on the date hereof and shall terminate on the date when, after completion and delivery of all Segments required to be delivered hereunder, all the Terms of all such Segments shall have expired; provided that, those provisions of this Agreement which, by their express terms, are intended to survive such termination, shall survive.
                                 ARTICLE VII.
                    NETWORK ACCESS; REGENERATION FACILITIES
7.1 (a) QWEST shall provide GTE with access to, and GTE shall have the right to connect, at GTE's sole cost and expense, its telecommunications system with, the GTE Fibers at various network access points on the QWEST System right-of-way in each of the endpoint cities and intermediate point cities along the route of each Segment and at such additional locations along the QWEST System right-of-way as may be requested by GTE (each such access point being referred to as a "Connecting Point"). The specific locations of each such Connecting Point shall be as mutually reasonably agreed upon by the parties in good faith, subject to the Underlying Rights Requirements and QWEST obtaining other required permits, authorizations and approvals (which QWEST agrees to use its best efforts to obtain). Any such connection will be performed by QWEST, at GTE's sole cost and expense, in accordance with QWEST's applicable specifications and operating procedures. GTE shall pay QWEST's Costs for each such connection within thirty
(30) days of the date of GTE's receipt of QWEST's invoice therefor. In order to schedule a connection of this type, GTE shall request and coordinate such work not less than ninety (90) days in advance of the date the connection is requested to be completed. Such work will be restricted to a Planned System Work Period ("PSWP"), as defined in Section 33.1(i), unless otherwise agreed to in writing for specific projects. Subject to all applicable Underlying Rights Requirements, GTE shall also be provided reasonable access by QWEST to any Connecting Point at all times. GTE shall have no limitations on the types of electronics or technologies employed to utilize the GTE Fibers, subject to mutually agreeable safety procedures and so long as such electronics or technologies do not interfere with the use of or present a risk of damage to any portion of the QWEST System.

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                            CONFIDENTIAL TREATMENT

(b) QWEST may route the GTE Fibers through QWEST's separate terminal, endlink, POP or Regeneration Facilities at its sole discretion so long as such routing does not have a material adverse effect on the security, the safety or GTE's use of the GTE Fibers or Associated Property hereunder and QWEST is responsible for all costs and expenses associated therewith.
7.2 (a) QWEST will provide GTE with regeneration site facilities as identified on Exhibit F or as mutually agreed by the parties to be located at approximately sixty (60) mile intervals along the QWEST System right-of-way, in each case consisting of and providing space of approximately ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## square feet and amenities (except for the operating costs associated therewith expressly required to be paid by GTE pursuant to Section 8.2), as described in Exhibit F ("Regeneration Facilities") at the rates set forth below. The parties acknowledge that (i) the locations of such Regeneration Facilities shall be coincident with the locations of QWEST's own Regeneration Facilities. In addition, QWEST shall provide to GTE at GTE's Prorated Cost (as defined below in this paragraph (a)) POP or terminal facilities of approximately ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## square feet along the QWEST System right-of-way at such locations as may be mutually determined by GTE and QWEST, subject to space and power availability and Underlying Rights Requirements. GTE's Occupancy of and access to all such Regeneration Facility Sites (or POP or terminal facilities) shall include separate, secured, 24-hour-per-day building access. Any Regeneration Facilities (or POP or terminal facilities) provided by QWEST to GTE shall be at GTE's Prorated Cost. For purposes of the foregoing two sentences, GTE's Prorated Cost for Regeneration facilities means $ ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## per facility and for POP or terminal facilities means $ ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## per facility.
(b) Except as provided in Section 8.2 or as otherwise agreed upon, in writing, by the parties, all amounts payable under this Section 7.2 shall be due upon the date that the subject facility is available for occupancy by GTE and shall be paid in the manner specified in Section 2.2.
   7.3 Notwithstanding any qualifications or limitations on QWEST's obligations under this Article or elsewhere in this Agreement, including but not limited to the qualification that any obligation of QWEST is subject to the Underlying Rights Requirements, QWEST is obligated to use its best efforts to obtain and provide any requisite consents, approvals, permits, authorizations and rights as may be necessary in order for GTE to be able to install necessary equipment and/or facilities, to have access to and to maintain its equipment and facilities, to fully utilize the GTE Fibers, Associated Property, and the IRU granted or to be granted to GTE under the Agreement, and to provide maintenance on the Qwest System should QWEST not provide the maintenance services set out in Exhibit H. QWEST agrees that in the event GTE's ability to utilize and maintain the GTE Fibers as herein described is impeded in a material way as a result of the Underlying Rights Requirements, QWEST agrees to use all commercially reasonable efforts to amend the Underlying Rights or secure additional rights in order to provide GTE with full access to the GTE Fibers.
                                 ARTICLE VIII.
                                  OPERATIONS
8.1 Each party shall have full and complete control and responsibility for determining any network and service configuration or designs, routing configurations, regrooming, rearrangement or consolidation of channels or circuits and all related functions with regard to the use of that party's Dark Fiber.

                            CONFIDENTIAL TREATMENT

8.2 GTE shall reimburse QWEST for GTE's proportionate share of all reasonable and necessary operating costs incurred by QWEST in connection with the Regeneration Facilities (or alternatively requested POP or terminal facilities) provided pursuant to Section 7.2(a), including its proportionate share of any monthly lease costs for any such facilities and/or underlying property that QWEST leases (including, to the extent included in such lease costs, base rent, maintenance, insurance, security and taxes), maintenance of such facilities, and all power and utility fees and charges, excluding any lease costs for underlying rights on the right-of-way. GTE's proportionate share of such operating costs, including a proportionate share of common area costs, shall be the ratio that the floor space provided to GTE in any such facility (including a proportionate share of the common area) bears to (i) in the case of lease costs, the total space in such facility, and (ii) in the case of all other costs (including common area costs), the total utilized space in such facility. QWEST shall submit invoices to GTE on an annual basis for GTE's pro rata share of such operating costs during the preceding twelve months. GTE's reimbursement obligations for insurance and taxes pursuant to this Section 8.2 shall in no event be duplicative of GTE's payment obligations for insurance or taxes, respectively, as provided in Article XIV and XV hereof, and in no event shall relieve QWEST of its payment obligations for insurance costs or taxes, respectively, as provided in Article XIV and XV hereof.
8.3 GTE acknowledges and agrees that, except to the extent expressly provided pursuant to Section 7.2, QWEST is not supplying nor is QWEST obligated to supply to GTE any optronics or electronics or optical or electrical equipment or other facilities, including without limitation, generators, batteries, air conditioners, fire protection and monitoring and testing equipment, all of which are the sole responsibility of GTE, nor is QWEST responsible for performing any work other than as specified in this Agreement.
8.4 Upon not less than one hundred twenty (120) days' written notice from QWEST to GTE, QWEST may, subject to GTE's prior written approval (which approval shall not be unreasonably delayed or withheld) substitute for the GTE Fibers on the QWEST System, or any Segment or Segments comprising a portion of said QWEST System, an equal number of alternative fibers along the same or an alternative route; provided that in any such event, such substitution (i) shall be in accordance with GTE's applicable specifications and operating procedures, (ii) shall be effected at the sole cost of QWEST, including, without limitation, all disconnect and reconnect costs, fees and expenses, (iii) shall be constructed and tested in accordance with the specifications and drawings set forth in Exhibits C and D and Section 4.2, and incorporate fiber meeting the specifications set forth in Exhibit E, and (iv) shall not interrupt or adversely affect the use, operation or performance of GTE's network or business, or change any Connecting Points or endpoints of any Segment or change the location of any Regeneration Facilities (or POPs or terminal facilities) used by GTE hereunder or any other GTE POP, node or switch facilities, all as determined by GTE, in its sole discretion.
                                  ARTICLE IX.
                  MAINTENANCE AND REPAIR OF THE QWEST SYSTEM
9.1 From and after the Acceptance Date with respect to each Segment, the maintenance of the QWEST System comprising such Segment shall be provided in accordance with the maintenance requirements and procedures set forth in Exhibit H hereto.
                                  ARTICLE X.
                    PERMITS; UNDERLYING RIGHTS; RELOCATION
10.1 QWEST covenants and agrees that it shall obtain, during the course of construction of, and in any event on or before the completion of conduit installation with respect to, each Segment of conduit to be delivered hereunder all Underlying Rights (as defined below) and such other rights, licenses, permits, authorizations, consents and approvals (including, without limitation, any necessary local, state, federal or tribal authorizations and environmental permits) that are necessary in order to permit QWEST to construct,

                            CONFIDENTIAL TREATMENT

install and maintain the conduit and the GTE Fibers to be encompassed in such Segment in accordance with the terms and conditions hereof. QWEST further covenants and agrees that it shall obtain, during the course of construction of and in any event on or before the Acceptance Date with respect to each Segment to be delivered hereunder, any and all rights-of way, easements, licenses and other agreements relating to the grant of rights and interests in and/or access to the real property underlying the QWEST System (collectively, the "Underlying Rights") and such other rights, licenses, permits, authorizations, consents and approvals (including without limitation, any necessary local, state, federal or tribal authorizations and environmental permits) that are necessary in order to permit QWEST to grant the IRUs, and otherwise to perform its obligations hereunder, in accordance with the terms and conditions hereof, and to (and all of which Underlying Rights shall) permit GTE to use the GTE Fibers and Associated Property as provided and permitted hereunder and in accordance with the terms and conditions hereof. QWEST shall use its best efforts to cause the terms of each such Underlying Right to provide GTE with notice of any default on the part of QWEST and to permit GTE to cure, on behalf of QWEST, any such default by QWEST and, thereafter, to continue the use of such Underlying Right in accordance with QWEST's rights and interests thereunder and, if GTE at any time cures such default by QWEST, QWEST shall reimburse GTE for any and all amounts reasonably paid by GTE promptly upon demand.
10.2 QWEST further covenants and agrees that, with respect to each Underlying Right that is necessary in order to continue and maintain the IRUs granted hereunder, and to permit GTE to exercise its rights to use the GTE Fibers and Associated Property, in each case in accordance with the terms and conditions hereof:
(i)     QWEST shall, for a period of

##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR
CONFIDENTIAL TREATMENT##

years from the date hereof (or until the earlier to occur of (A) the expiration of the economically useful life of the GTE Fibers, as determined pursuant to Section 6.2, or (B) the expiration or termination of the term of a particular Underlying Right, so long as any such termination is not effected as a result of any failure of QWEST (not caused as a result of GTE's failure to observe and perform its obligations hereunder) to observe and perform its duties, obligations and responsibilities under such Underlying Right or under this Agreement, including under this Article X), observe and perform each and every of its obligations under each document, agreement or instrument granting or conveying to QWEST such an Underlying Right if the failure to observe and perform any such obligation or obligations would permit the grantor of such Underlying Right to terminate such Underlying Right prior to its stated expiration date, or would otherwise materially, adversely impair or affect GTE's ability to use the GTE Fibers and Associated Property, or exercise its rights with respect thereto, as provided and permitted hereunder; and

(ii) QWEST shall either require that the initial stated term of each such Underlying Right be for a period that does not expire, in accordance with its ordinary terms, prior to the last day of the Minimum Period (as hereinafter defined with respect to each Segment) or, if the initial stated term of any such Underlying Right expires, in accordance with its ordinary terms, on a date earlier than the last day of the Minimum Period, QWEST shall at its cost exercise any renewal rights thereunder, or otherwise acquire such extensions, additions and/or replacements as may be necessary, in order to cause the stated term thereof to be continued until a date that is not earlier than the last day of the Minimum Period. The "Minimum Period" shall be, with respect to each Segment, the period from the date on which construction of such Segment commences until the twenty-fifth

                            CONFIDENTIAL TREATMENT


anniversary of such date; and

(iii) From and after the last day of the Minimum Period, QWEST at its sole cost shall use its best efforts (without being required to expend commercially unreasonably amounts therefor) to obtain such extensions and/or renewals as may be necessary in order to cause the stated term of each such Underlying Right to be continued for an additional period or periods of, in the aggregate,

##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR
CONFIDENTIAL TREATMENT##

years following the Minimum Period or until the earlier expiration of the economically useful life of the GTE Fibers, as determined pursuant to Section 6.2; provided that QWEST shall not be required to expend, as consideration for any such renewal or extension, more than the fair market rate payable at such time for similar rights and terms except to the extent that GTE agrees at its option to pay directly or reimburse QWEST for any amounts required to be paid in excess of such fair market rate to renew or extend such an Underlying Right; and

(iv) Throughout the term of each such Underlying Right, QWEST shall at its reasonable cost and expense defend and protect QWEST's rights in and interests under the Underlying Rights and GTE's right to use the GTE Fibers and Associated Property as provided and permitted hereunder against interfering or infringing rights, interests or claims of third parties.
10.3 Upon the expiration or termination of any Underlying Right that is necessary in order to grant, continue or maintain an IRU granted hereunder in accordance with the terms and conditions hereof, so long as QWEST shall have fully observed and performed its obligations under this Article X with respect thereto, the Term of the IRUs hereunder with respect to any Segment or Segments affected thereby shall automatically expire upon such expiration or termination.
10.4 If, after the Acceptance Date with respect to a Segment, QWEST is required by a third party with legal authority to so require (including, without limitation, the grantor of an Underlying Right, but only to the extent that such relocation is not required as a result of a failure by QWEST to observe and perform its obligations under such Underlying Right or this Agreement), or if GTE agrees, to relocate any portion of such Segment including any of the facilities used or required in providing the IRUs in such Segment hereunder, QWEST shall proceed with such relocation, including, but not limited to, the right, in good faith, to reasonably determine the extent of, the timing of, and methods to be used for such relocation; provided that (i) the route of any such relocation shall be subject to the good faith agreement of the parties with a bona fide interest therein, (ii) GTE shall be kept fully informed of all other determinations made by QWEST in connection with such relocation, and (iii) any such relocation shall be constructed and tested in accordance with the specifications and drawings set forth in Exhibits C and D, and incorporate fiber meeting the specifications set forth in Exhibit E. GTE shall reimburse QWEST for its proportionate share of the Costs of such relocation of the portion of the Segment so relocated, reduced by such amount, if any, of the portion of such Costs as are reimbursed to QWEST by the party requiring such relocation, as follows: (i) if the affected portion of the Segment includes any conduit other than the conduit housing the GTE Fibers for which QWEST is responsible for relocation costs, the total Costs of relocation of the conduits (i.e., relocation of the conduits only without regard to whether the conduits contain fibers) shall be allocated based on the overall number of conduits relocated;
(ii) such Costs allocated to the conduit carrying the GTE Fibers plus the Costs specifically associated with the

                            CONFIDENTIAL TREATMENT

relocation of the fiber (i.e., relocation of the fiber only without regard to relocation of conduit) shall be further allocated to GTE based on GTE's proportionate share of (A) all Costs of fiber acquisitions, splicing and testing, prorated based on the total fiber count in the affected Cable, as so relocated, and (B) all other Costs associated with the relocation of the conduit housing the affected Cable, prorated based on the total number of owners (including QWEST) and holders of IRUs or equivalent interests (including long-term lessees) (each, an "Interest Holder") in the affected Cable, as so relocated. GTE shall have the right to review and audit all Costs incurred in connection with such relocation. QWEST shall deliver to GTE updated As-Builts with respect to the relocated Segment not later than sixty (60) days following the completion of such relocation. Any condemnation or taking under the power of eminent domain of all or any portion of a Segment shall be deemed a relocation required by a third party with legal authority to so require, and such affected Segment, or portion thereof, shall be relocated in accordance with this Section
10.4 and any condemnation proceeds received by QWEST shall be applied to such relocation as provided above.
ARTICLE XI.
USE OF QWEST SYSTEM
11.1 The requirements, restrictions, and/or limitations upon GTE's right to use the GTE Fibers and Associated Property as provided and permitted under this Agreement imposed under, and associated safety, operational and other rules and regulations imposed in connection with, the Underlying Rights are referred to collectively as the "Underlying Rights Requirements." QWEST represents and warrants that, it has made available to GTE for its review and inspection a copy of certain documents, agreements, or instruments pursuant to which QWEST has been granted an Underlying Right as of the date hereof (the "Existing Underlying Rights"), and certain associated safety, operational and other rules and regulations imposed in connection with the exercise of its rights thereunder (all of which are identified on Exhibit I hereto). GTE hereby accepts the Existing Underlying Rights and the Underlying Rights Requirements associated therewith. QWEST represents that it is not in default under any of the Existing Underlying Rights that would permit the grantor of such Underlying Right to terminate such Underlying Right prior to its stated expiration date, or would otherwise materially, adversely impair or affect GTE's ability to use the GTE Fibers and Associated Property, or exercise its rights with respect thereto, as provided and permitted hereunder, and, to the best of its knowledge, none of the grantors are in default under the Existing Underlying Rights. With respect to each Underlying Right (other than the Existing Underlying Rights) obtained after the date hereof by QWEST (or an Underlying Right existing on the date hereof under any document, agreement or instrument delivered after the date hereof) in carrying out its obligations hereunder from the same type of grantor as a grantor of any Existing Underlying Right, QWEST represents and warrants that the terms and conditions thereof, and rules and regulations imposed in connection therewith, shall not impose materially more onerous limitations and restrictions on the rights of GTE to use the GTE Fibers and Associated Property as permitted and provided hereunder than those imposed by such type of grantor under and in connection with the Existing Underlying Rights and Underlying Rights Requirements associated therewith. To the extent that any such Underlying Right documents, agreements or instruments were or hereafter are provided in a redacted format to protect confidential and proprietary business terms, QWEST represents and warrants that no language or information so redacted constitutes an Underlying Rights Requirement nor otherwise imposes material requirements, restrictions and/or limitations upon GTE's right to use the GTE Fibers and Associated Property as provided and permitted hereunder. QWEST represents to GTE that the map heretofore provided to GTE delineating the general location of rights of way, easements and other rights held by QWEST under the principal agreements evidencing the Existing Underlying Rights is a true and complete depiction, in all material respects, with respect to the general

                            CONFIDENTIAL TREATMENT

location of such Existing Underlying Rights that relate to the GTE Fibers to be installed along the QWEST System as contemplated by this Agreement.
11.2 GTE represents, warrants and covenants that it will use the GTE Fibers and Associated Property in compliance with (i) all applicable government codes, ordinances, laws, rules, regulations and/or restrictions, and (ii) subject to QWEST's obligations under Section 11.1, the Underlying Rights Requirements.
11.3 In addition to the other rights provided hereunder, but subject to the provisions of Article VII, the IRUs granted hereunder shall include the right at GTE's cost to install additional equipment, or replace existing equipment, in the facility space provided to GTE pursuant to Article VII, subject to the Underlying Rights Requirements.
11.4 QWEST agrees and acknowledges that it has no right to use the GTE Fibers during the Term hereof, and that, from and after the effective date of the grant of each IRU hereunder, QWEST shall keep the GTE Fibers, the Associated Property and the IRUs granted hereunder free from (i) any liens of any third party attributable to QWEST, and (ii) any rights or claims of any third party attributable to QWEST, as and to the extent required pursuant to Article X hereof. In addition, QWEST agrees that, from and after the execution of this Agreement and until the effective date of the grant of each IRU hereunder with respect to any Segment, it shall obtain from any entity in favor of which QWEST in its discretion shall have granted a security interest or lien on all or part of such Segment a written nondisturbance agreement substantially to the effect that such lienholder acknowledges GTE's rights and interests in and to the GTE Fibers, the Associated Property and the IRU's hereunder and agrees that the same shall not be diminished, disturbed, impaired or interfered with by such lienholder.
11.5 Subject to the provisions of Article XXV and this Article XI, GTE may use the GTE Fibers, the Associated Property and the IRUs for any lawful telecommunications purpose. For purposes of this Section 11.5 "telecommunications" shall have the meaning as used and interpreted in 47 U.S.C. Sec.153(2)(43). GTE agrees and acknowledges that it has no right to use any of the fibers, other than the GTE Fibers, included in the Cable or otherwise incorporated in the QWEST System, and that GTE shall keep any and all of the QWEST System, other than the IRU in the GTE Fibers or in the Associated Property, free from any liens, rights or claims of any third party attributable to GTE.
11.6 GTE and QWEST shall promptly notify each other of any matters pertaining to, or the occurrence (or impending occurrence) of, any event which could give rise to any damage or impending damage to or loss of the QWEST System that are known to such party. Without limiting the generality of the foregoing, QWEST shall promptly forward to GTE a copy of any notice of default received by QWEST with respect to its obligations under any Underlying Right if such default is not promptly cured by QWEST.
11.7 GTE shall not use the GTE Fibers or any related facilities or equipment in a way which physically interferes in any way with or adversely affects the use of the fibers or cable of any other person using the QWEST System, it being expressly acknowledged that the QWEST System includes or will include other participants, including QWEST and other owners and holders of Dark Fiber IRUs and telecommunication system operations. QWEST shall not use any other fibers in the QWEST System in a way which physically interferes with or adversely affects the use of the GTE Fibers, and shall obtain a similar agreement from any person that acquires the right to use fibers in the QWEST System after the date hereof.
11.8 GTE and QWEST each agree to cooperate with and support the other in complying with any requirements applicable to their respective rights and obligations hereunder by any governmental or regulatory agency or authority.
11.9 QWEST agrees, so long as any such action would not violate the terms of any Underlying Right, upon request of GTE, to execute,

                            CONFIDENTIAL TREATMENT

file and/or record such documents or instruments as GTE shall deem reasonably necessary or appropriate to evidence or safeguard the IRUs granted to GTE hereunder. GTE agrees to reimburse QWEST for all reasonable costs and out-of-pocket expenses (including, without limitation, reasonable fees and expenses of legal counsel) incurred by QWEST in fulfilling its obligations under this
Section 11.9.
                                 ARTICLE XII.
                                INDEMNIFICATION
12.1 Subject to the provisions of Articles XIII and XVIII, QWEST hereby releases and agrees to indemnify, defend, protect and hold harmless GTE and its employees, officers and directors, from and against, and assumes liability for:
(a) Any injury, loss or damage to any person (including GTE), tangible property or facilities of any person or entity (including reasonable attorneys' fees and costs) to the extent arising out of or resulting from the acts or omissions, negligent or otherwise, of QWEST, its officers, employees, servants, affiliates, agents, contractors, licensees, invitees or vendors arising out of or in connection with a default (other than a default caused by a failure of GTE to perform or comply with its obligations hereunder) by QWEST in the performance of its obligations or breach of its representations under this Agreement (including, without limitation, any default by QWEST in the performance of its obligations under Article X with respect to the Underlying Rights and under
Article XI with respect to its use of the QWEST System); and
(b) Any claims, liabilities or damages, including reasonable attorneys' fees and costs, arising out of any violation by QWEST of any regulation, rule, statute or court order of any local, state or federal governmental agency, court or body in connection with the performance of its obligations under this Agreement.
12.2 Subject to the provisions of Articles XIII and XVIII, GTE hereby releases and agrees to indemnify, defend, protect and hold harmless QWEST, and its employees, officers and directors, from and against, and assumes liability for:
(a) Any injury, loss or damage to any person (including QWEST), tangible property or facilities of any person or entity (including reasonable attorneys' fees and costs) to the extent arising out of or resulting from the acts or omissions, negligent or otherwise, of GTE, its officers, employees, servants, affiliates, agents, contractors, licensees, invitees or vendors arising out of or in connection with a default (other than a default caused by a failure of QWEST to perform or comply with its obligations hereunder) by GTE in the performance of its obligations or breach of its representations under this Agreement (including, without limitation, any default by GTE in the performance of its obligations under Article XI with respect to its use of the QWEST System); and
(b) Any claims, liabilities or damages, including reasonable attorneys' fees and costs, arising out of any violation by GTE of any regulation, rule, statute or court order of any local, state or federal governmental agency, court or body in connection with its use of the IRUs and/or the GTE Fibers and Associated Property hereunder.
12.3 The parties agree to promptly provide each other with notice of any lawsuit, judicial, administrative or other dispute resolution action or proceeding, or claim of which it becomes aware and which it believes may result in an indemnification obligation hereunder (each, an "Action"); provided that the failure to provide any such notice shall not affect the indemnifying party's indemnification obligation unless the indemnifying party is actually prejudiced by the failure to receive such notice. After receipt of any such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of this indemnity hereunder in connection with such Action, then the indemnifying party shall be entitled, if it so elects (i) to take control of the defense and investigation of such Action, (ii) to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense unless the named parties to such action or proceeding include

                            CONFIDENTIAL TREATMENT

both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which case the indemnified party shall also have the right to employ its own counsel in any such case with the reasonable fees and expenses of such counsel being borne by the indemnifying party, and (iii) to compromise or settle such Action, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. Notwithstanding anything in this Section 12.3 to the contrary, (i) if there is a reasonable probability that an indemnifiable claim may materially adversely affect the indemnified party, other than as a result of money damages or other money payments, the indemnified party shall have the right to participate in such defense, compromise or settlement and the indemnifying party shall not, without the indemnified party's written consent (which consent shall not be unreasonably withheld), settle or compromise any indemnifiable claim or consent to entry of any judgment in respect thereof unless such settlement, compromise or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a release from all liability in respect of such indemnifiable claim.
12.4 The parties hereby expressly recognize and agree that each party's said obligation to indemnify, defend, protect and save the other harmless is not a material obligation to the continuing performance of the parties' other obligations, if any, hereunder. In the event that a party shall fail for any reason to so indemnify, defend, protect and save the other harmless, the injured party hereby expressly recognizes that its sole remedy in such event shall be the right to bring legal proceedings against the other party for its damages as a result of the other party's said failure to indemnify, defend, protect and save harmless. The obligations of the parties under this Article XII shall survive the expiration or termination of this Agreement.
12.5 Nothing contained herein shall operate as a limitation on the right of either party hereto to bring an action for damages against any third party, including indirect, special or consequential damages, based on any acts or omissions of such third party as such acts or omissions may affect the construction, operation or use of the GTE Fibers or the QWEST System; provided, however, that each party hereto shall assign such rights or claims, execute such documents and do whatever else may be reasonably necessary to enable the other party to pursue any such action against such third party.
                                 ARTICLE XIII.
                            LIMITATION OF LIABILITY
13.1 Notwithstanding any provision of this Agreement to the contrary, except to the extent caused by its own willful misconduct, neither party shall be liable to the other party for any special, incidental, indirect, punitive or consequential damages, whether foreseeable or not, arising out of, or in connection with such party's failure to perform its respective obligations or breach of its respective representations hereunder, including, but not limited to, loss of profits or revenue (whether arising out of transmission interruptions or problems, any interruption or degradation of service or otherwise), cost of capital, or claims of customers, in each case whether occasioned by any construction, reconstruction, relocation, repair or maintenance performed by, or failed to be performed by, the other party or any other cause whatsoever, including breach of contract, breach of warranty, negligence, or strict liability, all claims with respect to which such special, incidental, indirect, punitive or consequential damages are hereby specifically waived. Nothing contained herein shall be construed to prohibit or reduce the payment by QWEST of the amounts described in Section 18.2 and which the parties acknowledge are the sole rights and remedies of GTE to the extent provided in
Section 18.2(e).
                                 ARTICLE XIV.

                            CONFIDENTIAL TREATMENT

                                   INSURANCE
14.1 During the construction period with respect to any Segment, and until the Acceptance Date with respect thereto, QWEST shall procure and maintain in force the following insurance coverage from companies lawfully approved to do business in the state where the construction will be performed:
(a) not less than $5,000,000 combined single-limit liability insurance, on an occurrence basis, for personal injury and property damage, including, without limitation, injury or damage arising from the operation of vehicles or equipment and liability for completed operations;
(b) workers' compensation insurance in amounts required by applicable law and employers' liability insurance with a limit of at least $1,000,000 per occurrence;
(c) automobile liability insurance covering death or injury to any person or persons, or damage to property arising from the operation of vehicles or equipment, with limits of not less than $2,000,000 per occurrence; and
(d) any other insurance coverages required pursuant to QWEST's right-of-way agreements with railroads or other third parties. QWEST shall require its subcontractors who are engaged in connection with the construction of the QWEST System to maintain insurance in the types and amounts as would be obtained by a prudent person to provide adequate protection against loss. In all circumstances, QWEST shall require its subcontractors to carry a minimum of $1,000,000 in commercial general liability; and
(e) GTE shall be listed as an additional insured on all policies set forth above, except workers' compensation. QWEST shall provide to GTE a certificate of insurance evidencing such insurance coverage. Evidence of insurance furnished shall contain a clause stating GTE "shall be notified in writing at least thirty
(30) days prior to any cancellation of, or any material change or new exclusions in the policy."
14.2 Following the Acceptance Date with respect to each Segment, and throughout the remaining term of the IRU with respect to such Segment, each party shall procure and maintain in force, at its own expense:
(a) not less than $5,000,000 combined single limit liability insurance, on an occurrence basis, for personal injury and property damage, including, without limitation, injury or damage arising from the operation of vehicles or equipment and liability for completed operations;
(b) workers' compensation insurance in amounts required by applicable law and employers' liability insurance with a limit of at least $1,000,000 per occurrence;
(c) automobile liability insurance covering death or injury to any person or persons, or damage to property arising from the operation of vehicles or equipment, with limits of not less than $2,000,000 per occurrence; and
(d) any other insurance coverages specifically required of such party pursuant to QWEST's right-of-way agreements with railroads or other third parties.
14.3 Both parties expressly acknowledge that a party shall be deemed to be in compliance with the provisions of this Article if it maintains an approved self insurance program providing for a retention of up to $1,000,000. If either party provides any of the foregoing coverages on a claims-made basis, such policy or policies shall be for at least a three-year extended reporting or discovery period. Unless otherwise agreed, GTE's and QWEST's insurance policies shall be obtained and maintained with companies rated "A" or better by Best's Key Rating Guide and each party shall provide the other with an insurance certificate confirming compliance with this requirement for each policy providing such required coverage.
14.4 In the event either party fails to obtain the required insurance or to obtain the required certificates from any contractor and a claim is made or suffered, such party shall indemnify and hold harmless the other party from any and all claims for which the

                            CONFIDENTIAL TREATMENT

required insurance would have provided coverage. Further, in the event of any such failure which continues after seven (7) days' written notice thereof by the other party, such other party may, but shall not be obligated to, obtain such insurance and will have the right to be reimbursed for the cost of such insurance by the party failing to obtain such insurance.
14.5 In the event coverage is denied or reimbursement of a properly presented claim is disputed by the carrier for insurance provided above, the party carrying such coverage shall make good-faith efforts to pursue such claim with its carrier.
14.6 GTE and QWEST shall each obtain from the insurance companies providing the coverages required by this Agreement the permission of such insurers to allow such party to waive all rights of subrogation and such party does hereby waive all rights of said insurance companies to subrogation against the other party, its parent corporation, affiliates, subsidiaries, assignees, officers, directors, and employees or any other party entitled to indemnity under this Agreement.
                                  ARTICLE XV.
                TAXES, FEES AND OTHER GOVERNMENTAL IMPOSITIONS
15.1 The parties acknowledge and agree that it is their mutual objective and intent to (i) minimize, to the extent feasible, the aggregate Impositions (as defined in Section 33.1(e)) payable with respect to the QWEST System and (ii) share such Impositions according to their respective interests in the QWEST System , and that they will cooperate with each other and coordinate their mutual efforts to achieve such objectives in accordance with the provisions of this Article XV.
15.2 (a) QWEST shall be responsible for and shall timely pay any and all Impositions with respect to the construction or operation of the QWEST System which Impositions are (i) imposed or assessed prior to the Acceptance Date, (ii) imposed or assessed with respect to events which occurred or property rights or obligations of QWEST which existed prior to the acceptance date; or (iii) imposed or assessed (regardless of the time) with respect to the QWEST System in exchange for the approval of construction in the original agreement which resulted in the granting of an Underlying Right. Notwithstanding the foregoing obligations, QWEST shall have the right to challenge any such Impositions so long as the challenge of such Impositions does not materially, adversely affect the title, rights or property to be delivered to GTE pursuant hereto.
     (b) Real and/or personal property or ad valorem taxes shall be prorated between QWEST and GTE based on the period the Property was owned by each respective party during the fiscal period for which such taxes were imposed by the taxing jurisdiction (as such fiscal period is reflected on the bill rendered by such taxing jurisdiction). If the fiscal period is not identified on the tax bill, proration between QWEST and GTE shall be calculated based on the privilege period of the taxing jurisdiction. QWEST and GTE shall pay or be reimbursed for real and/or personal property taxes (including instances in which such property taxes have been paid before the Acceptance Date) prorated on this basis.
15.3 Except as to Impositions described in paragraphs (ii) and (iii) of Section 15.2, which are clearly for QWEST's account following the Acceptance Date, QWEST shall timely pay any and all Impositions imposed upon or with respect to the QWEST System to the extent such Impositions may not feasibly be separately assessed or imposed upon or against the respective ownership interests of QWEST and GTE in the QWEST System; provided that, upon receipt of a notice of any such Imposition, QWEST shall promptly notify GTE of such Imposition and following payment of such Imposition by QWEST, GTE shall promptly reimburse QWEST for its proportionate share of such Imposition, which share shall be determined (i) to the extent possible, based upon the manner and methodology used by the particular authority imposing such Impositions (e.g., on the cost of the relative property interests, historic or projected revenue derived therefrom, or any combination thereof) and, if based upon projected revenue or gross receipts, then

                            CONFIDENTIAL TREATMENT

based on the relative number of GTE Fibers in the affected portion of the QWEST System compared to the total number of fibers in the affected portion of the QWEST System during the relevant tax period which are subject to an indefeasible right of use or are otherwise in use; or (ii) if the same cannot be so determined, then based upon GTE's proportionate share of the total fiber count in the affected portion of the QWEST System. If QWEST's assessed value, for property tax purposes, is based on its entire operation in any state (i.e., central assessment), QWEST and GTE shall work together in good faith to allocate a proper portion n of said assessment to the QWEST System and GTE's ownership interest in the QWEST System. If GTE's assessed value, for property tax purposes, is based on a duplicate assessment of the same property as QWEST, QWEST and GTE shall work together in good faith to allocate a portion of this duplicate assessment to each party. QWEST and GTE shall work together in good faith to aggressively defend against such duplicate assessment in any state which attempts to impose a duplicate assessment. QWEST shall provide GTE with reasonable supporting documentation for Impositions for which QWEST seeks reimbursement. Any reimbursement made under this Section 15.3 shall be in an amount that, after deductions of all Impositions required to be paid by QWEST in respect of the receipt or accrual of such reimbursement and after consideration of any deduction to which QWEST may be entitled with respect to the payment or accrual of the Impositions which have been reimbursed shall be equal to the amount otherwise required to be paid by QWEST hereunder. Hereafter, such additional amount or amounts shall be referred to as the "Gross-up Amount." QWEST shall, upon request, provide GTE with documentation in support of any Gross-up Amount so as to ensure that both parties are made whole in a manner that is consistent with the mutual objectives set forth in section 15.1 of the Agreement. If such Gross-up Amount exceeds $
##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR
CONFIDENTIAL TREATMENT##
, GTE may elect to engage the services of an independent consultant, at GTE's sole cost and expense, to review QWEST's computation of such Gross-up Amount. Any independent consultant selected by GTE shall be subject to approval by QWEST, which such approval shall not be unreasonably withheld, and such independent consultant shall be subject to confidentiality restrictions as may be determined in QWEST's sole discretion. Further, if, after review of such documentation or otherwise, in the event the parties are unable to agree upon the amount of the Gross-up Amount, such dispute shall be resolved pursuant to
Article XXI of the Agreement.
15.4 Upon notice of the assertion or proposed assertion of any Imposition described in Section 15.3 (including Impositions that trigger a Gross-up Amount) QWEST shall promptly and in good faith consult with GTE concerning the underlying facts and whether to contest or continue to contest such assertion or proposed assertion. Notwithstanding any provision herein to the contrary, QWEST shall have the right to contest any Imposition described in Section 15.3, above, (including Impositions which trigger a Gross-up Amount), provided that such contest does not materially adversely affect GTE. Such contest may be pursued by any lawful means including by non-payment of such Imposition provided such non-payment contest does not materially, adversely affect the title, rights or property to be delivered to GTE pursuant hereto. The out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by QWEST in any such contest shall be shared by QWEST and GTE in the same proportion as to which the parties shared in any such Imposition, as it was originally assessed. Any refunds or credits resulting from a contest brought pursuant to this Section
15.4 shall be divided between QWEST and GTE in the same proportion as to which such refunded or credited Impositions were borne by QWEST and GTE. In any such event, QWEST shall provide timely notice of such challenge to GTE. If QWEST chooses to proceed with such challenge after receipt of a written objection to the challenge from GTE, QWEST shall conduct such challenge at its own costs and expense, provided that GTE shall not

                            CONFIDENTIAL TREATMENT

receive the benefit of any refund or credit, if any, obtained as a result of a successful challenge. Further, where QWEST does not contest an Imposition, GTE shall have the right, after notice to QWEST, to contest such Imposition as long as such contest does not materially, adversely affect the title property or rights of QWEST. The out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by GTE in any such contest shall be shared by GTE and QWEST in the same proportion as to which the parties shared in such Imposition, as it was originally assessed. Any refunds or credits resulting from a contest shall be divided between GTE and QWEST in the same proportion as to which such refunded or credited Imposition was borne by GTE and QWEST. If GTE chooses to proceed with such contest after receipt of written objection to the challenge from QWEST, GTE shall conduct such challenge at its own costs and expense, provided that QWEST shall not receive the benefit of any refund or credit, if any, obtained as a result of a successful challenge. Provided, however, that notwithstanding anything to the contrary in this Article XV, QWEST shall have complete authority over and discretion to control (including the authority to dismiss or not pursue) any contests relating to Impositions based upon the computation of QWEST's taxable income under the Federal Internal Revenue Code or state income or franchise tax laws (hereinafter "Net Income Based Impositions"). GTE shall, however, be consulted on the conduct and status of such contest. QWEST shall have no obligation to disclose to GTE its income or franchise tax returns and records except as to the discrete portion of such return or record that directly relates to the computation and payment of such Net Income Based Impositions. Provided further, however, that in the event QWEST shall determine in its own discretion not to pursue a contest of any Net Income Based Imposition as to which GTE has requested a contest pursuant to the provisions described above in this Section 15.4, then GTE shall have no obligation to provide any reimbursement for such amount if GTE shall have obtained and provided to QWEST an opinion of nationally recognized legal counsel confirming that a meritorious defense exists to such Net Income Based Imposition.
15.5 Except as to Impositions described in paragraph (iii) of Section 15.2, following the Acceptance Date QWEST and GTE, respectively, shall be separately responsible for any and all Impositions (i) expressly or implicitly imposed upon, based upon, or otherwise measured by the gross receipts, gross income, net receipts or net income received by or accrued to such party due to its respective ownership or use of the QWEST System and/or the GTE Fibers, or (ii) which have been separately assessed or imposed upon the respective ownership interest of such party in the QWEST System and/or the GTE Fibers. If the GTE Fibers are the only fibers located in the Cable from the point where the Cable leaves the QWEST System right-of-way to a GTE POP, GTE shall be solely responsible for any and all Impositions imposed on or with respect to such portion of the QWEST System.
15.6 Notwithstanding any provision herein to the contrary, GTE shall have the right to protest by appropriate proceedings any Imposition described in Section 15.5, above. In such event, GTE shall indemnify and hold QWEST harmless from any expense, legal action or cost, including reasonable attorneys' fees, resulting from GTE's exercise of its rights hereunder. In the event of any refund, rebate, reduction or abatement to GTE of any such Imposition imposed upon and/or paid by GTE, GTE shall be entitled to receive the entire benefit of such refund, rebate, reduction or abatement attributable to GTE's use of the QWEST System. In the event GTE has exhausted all its rights of appeal in protesting any Imposition and has failed to obtain the relief sought in such proceedings or appeals ("Finally Determined Taxes and Fees"), GTE and QWEST may jointly agree (with the consent and participation of the other Interest Holders in the affected portion of the QWEST System) to relocate a portion of the QWEST System so as to bypass the jurisdiction which had imposed or assessed such Finally Determined Taxes and Fees with the total Costs thereof to be shared proportionately as follows: (i) if the affected portion of the QWEST System includes any conduit other than the conduit in which the

                            CONFIDENTIAL TREATMENT

GTE Fibers are located, the total Costs of relocation of the conduits (i.e., relocation of the conduits only without regard to whether the conduits contain fibers) shall be allocated based on the overall number of conduits in the QWEST System which are relocated; and (ii) such Costs allocated to the conduit carrying the GTE Fibers plus the Costs specifically associated with the relocation of the fiber (i.e., relocation of the fiber only without regard to relocation of conduit) to be further allocated to GTE based upon GTE's proportionate share of (A) all Costs of fiber acquisitions, splicing and testing, prorated based on the total fiber count in the Cable, as so relocated; and (B) all other Costs associated with the relocation of the conduit housing the affected Cable, prorated based upon the total number of Interest Holders in the affected Cable, as so relocated. QWEST shall deliver to GTE updated As-Builts with respect to the relocated QWEST System not later than sixty (60) days following the completion of such relocation. If GTE and QWEST do not determine to relocate the affected portion of the QWEST System, GTE shall have the right to terminate its use of the GTE Fibers in the affected portion of the QWEST System. Such termination shall be effective on the date specified by GTE in a notice of termination, which date shall be at least ninety (90) days after the notice. Upon such termination, the IRU in the affected portion of the QWEST System shall immediately terminate, and the GTE Fibers in the affected portion of the QWEST System shall thereupon revert to QWEST without reimbursement of any of the IRU Fee or other payments previously made with respect thereto.
15.7 Notwithstanding the provisions of Section 15.6, with respect to any Impositions relating to the QWEST System which are imposed upon both QWEST and GTE (or both of their respective interests therein), QWEST, at its option and at its own expense, shall have the right to direct and manage in good faith any such contest; subject, however, to reasonable and appropriate consultation with GTE which hereby agrees to reasonably cooperate with QWEST in any such contest. The right of QWEST to contest any Imposition pursuant to this Section 15.7 shall be contingent upon reasonable and appropriate assurances that any such contest will not adversely affect the title, property or rights of GTE hereunder.
15.8 QWEST and GTE agree to cooperate fully in the preparation of any returns or reports relating to the Impositions. QWEST and GTE further acknowledge and agree that the provisions of this Article XV are intended to allocate the Impositions expected to be assessed against or imposed upon the parties with respect to the QWEST System based upon the procedures and methods of computation by which Impositions generally have been assessed and imposed to date, and that material changes in the procedures and methods of computation by which such assessments are assessed and imposed could significantly alter the fundamental economic assumptions underlying the transactions hereunder to the parties. Accordingly, the parties agree that, if in the future the procedures or methods of computation by which Impositions are assessed or imposed against the parties change materially from the procedures or methods of computation by which they are imposed as of the date hereof, the parties will negotiate in good faith an amendment to the provisions of this Article XV in order to preserve, to the extent reasonably possible, the economic intent and effect of this Article XV as of the date hereof.
ARTICLE XVI.
NOTICE
16.1 Unless otherwise provided herein, all notices and communications concerning this Agreement shall be addressed to the other party as follows:
If to QWEST:      QWEST Communications Corporation
ATTENTION:  President
555 Seventeenth Street
Denver, Colorado   80202
Telephone No.:  (303) 291-1400
Facsimile No.:   (303) 291-1724

with a copy to:        QWEST Communications Corporation

                            CONFIDENTIAL TREATMENT

ATTENTION:  General Counsel
555 Seventeenth Street
Denver, Colorado  80202
Telephone No.:  (303) 291-1400
Facsimile No.: (303) 291-1724

If to GTE:     GTE  Intelligent Network Services Incorporated

             ATTENTION:  President
                       600 Hidden Ridge
                       P.O. Box 152092
                 Irving, Texas  75038
                 Telephone No.:
                 Facsimile No:

with a copy to:



or at such other address as either party may designated from time to time in writing to the other party.
   16.2 Unless otherwise provided herein, notices shall be hand delivered, sent by registered or certified U.S. mail, postage prepaid, or by commercial overnight delivery service, or transmitted by facsimile, and shall be deemed served or delivered to the addressee or its office when received at the address for notice specified above when hand delivered, upon confirmation of sending when sent by fax, on the day after being sent when sent by overnight delivery service, or three (3) days after deposit in the mail when sent by U.S. mail.
   16.3 All invoices concerning payment obligations due to QWEST pursuant to this Agreement shall be addressed to GTE as follows:

GTE Intelligent Network Services Incorporated
                        600 Hidden Ridge
                        P.O. Box 152092
                        Irving, Texas  75038
                        ATTENTION:  Accounts Payable


with a copy to:


                                 ARTICLE XVII.
                                CONFIDENTIALITY
   17.1 QWEST and GTE hereby agree that if either party provides (or, prior to the execution hereof, has provided) confidential or proprietary information to the other party ("Proprietary Information"), such Proprietary Information shall be held in confidence, and the receiving party shall afford such Proprietary Information the same care and protection as it affords generally to its own confidential and proprietary information (which in any case shall be not less than reasonable care) in order to avoid disclosure to or unauthorized use by any third party. The parties acknowledge and agree that this Agreement, including all of the terms, conditions and provisions hereof, and all drafts hereof, constitutes Proprietary Information. In addition, all information disclosed by either party to the other in connection with or pursuant to this Agreement, including prior to the date hereof, shall be deemed to be Proprietary Information. All Proprietary Information, unless otherwise specified in writing, shall remain the property of the disclosing party, shall be used by the receiving party only for the intended purpose, and such written Proprietary Information, including all copies thereof, shall be returned to the disclosing party or destroyed after the receiving party's need for it has expired or upon the request of the disclosing party. Proprietary Information shall

                            CONFIDENTIAL TREATMENT

not be reproduced except to the extent necessary to accomplish the purpose and intent of this Agreement, or as otherwise may be permitted in writing by the disclosing party.
   17.2 The foregoing provisions of Section 17.1 shall not apply to any Proprietary Information which (i) becomes publicly available other than through the recipient; (ii) is required to be disclosed by a governmental or judicial law, order, rule or regulation; (iii) is independently developed by the disclosing party; (iv) becomes available to the disclosing party without restriction from a third party; or (v) becomes relevant to the settlement of any dispute or enforcement of either party's rights under this Agreement in accordance with the provisions of this Agreement, in which case appropriate protective measures shall be taken to preserve the confidentiality of such Proprietary Information as fully as possible within the confines of such settlement or enforcement process. If any Proprietary Information is required to be disclosed pursuant to the foregoing clause (ii), the party required to make such disclosure shall promptly inform the other party of the requirements of such disclosure.
   17.3 Notwithstanding Sections 17.1 and 17.2 of this Article, either party may disclose Proprietary Information to its employees, agents, and legal, financial, and accounting advisors and providers (including its lenders and other financiers) to the extent necessary or appropriate in connection with the negotiation and/or performance of this Agreement or its obtaining of financing, provided that each such party is notified of the confidential and proprietary nature of such Proprietary Information and is subject to or agrees to be bound by similar restrictions on its use and disclosure.
   17.4 Notwithstanding the foregoing sections of this Article 17, the parties may provide public statements concerning their participation in this Agreement that do not disclose Proprietary Information of the other party. Any news release, public announcement, advertising or any form of publicity pertaining to this Agreement, provision of services pursuant to it, or association of the parties with respect to the subject of this Agreement shall be subject to prior written approval of both parties which approval shall not be unreasonably withheld.
   17.5 The provisions of this Article XVII shall survive expiration or termination of this Agreement.
                                ARTICLE XVIII.
                                    DEFAULT
   18.1 With respect to all payments required to be made by GTE hereunder, including, without limitation, payment of the IRU Fee and all other amounts payable by GTE hereunder, in the event GTE shall fail to make a payment by the date due and payable hereunder, from and after such date, (i) such unpaid amount shall bear interest until paid at a rate equal to the rate set forth in Article XXX and (ii) if such payment is due with respect to a Segment on or prior to the Acceptance Date of such Segment, the Estimated Delivery Date for such Segment shall be extended by a number of days equal to the number of days that elapse from the date such payment is due until paid. In the event any amount or amounts due and payable hereunder remain unpaid for a period of eighty (80) days after written notice from QWEST to GTE, and the amount thereof is not in bona fide dispute, then QWEST may, in its sole and absolute discretion and in addition to its other rights and remedies hereunder, after ten (10) days prior written notice to GTE and the failure of GTE to pay such amount within such ten-day period, terminate any and all of its obligations hereunder with respect to any Segment or Segments as to which the Acceptance Date has not yet occurred or the grant of the IRU with respect to which has not yet become effective, and to apply any and all amounts previously paid by GTE hereunder with respect to such Segment or Segments toward the payment of any other amounts then or thereafter payable by GTE hereunder. With respect to all of its other obligations hereunder, in the event GTE shall fail to perform a non-payment obligation and such failure shall continue for a period of thirty (30) days after QWEST shall have given GTE written notice of such failure, GTE shall be in

                            CONFIDENTIAL TREATMENT

default hereunder unless GTE shall have cured such failure or such failure is otherwise waived in writing by QWEST within such thirty (30) days; provided, however, that where such failure cannot reasonably be cured within such 30-day period, if GTE shall proceed promptly to cure the same and prosecute such cure with due diligence, the time for curing such failure shall be extended for such period of time as may be necessary to complete such cure; and provided further that if GTE certifies in good faith to QWEST in writing that a non-payment failure has been cured, such failure shall be deemed to be cured unless QWEST otherwise notifies GTE in writing within fifteen (15) days of receipt of such notice from GTE. GTE shall be in default hereunder (i) automatically upon the making by GTE of a general assignment for the benefit of its creditors, the filing by GTE of a voluntary petition in bankruptcy or the filing by GTE of any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution, or similar relief; (ii) one hundred twenty (120) days after the filing of an involuntary petition in bankruptcy or other insolvency protection against GTE which is not dismissed within such one hundred twenty (120) days, or (iii) upon any default by GTE under the Guaranty, which default is not cured within the relevant cure period, if any, provided with respect thereto under the Guaranty. Except as otherwise provided in this Section 18.1, upon any default by GTE, after written notice thereof from QWEST, QWEST may (i) take such action as it determines, in its sole discretion, to be necessary to correct the default and, subject to
Section 13.1, recover from GTE its reasonable costs incurred in correcting such default, and (ii) pursue any legal remedies it may have under applicable law or principles of equity relating to such default, including specific performance. Notwithstanding any other provision of this Agreement, QWEST acknowledges and agrees that QWEST shall have no right to terminate the IRU or any of the rights and interests of GTE hereunder with respect to any Segment for which the IRU Fee relating thereto has been fully paid.
   18.2 (a) With respect to its obligation to complete the construction, installation, and satisfactory Fiber Acceptance Testing of the GTE Fibers comprising a particular Segment by the Estimated Delivery Date with respect to such Segment pursuant to Section 3.2, the parties acknowledge and agree that it is in their mutual best interest to work together in a cooperative effort to determine whether and to what extent any event or occurrence that is reasonably likely to cause a delay in the delivery of a Segment hereunder, as a result of any force majeure event or other occurrence described in Article XX or otherwise, can be terminated, resolved or avoided, and to cause the construction, installation and delivery of the Segment to be completed in the most expeditious and practical manner feasible under the circumstances. Accordingly, within three (3) months following its discovery of an event or occurrence that QWEST reasonably believes is likely to cause (i) an extension of the Estimated Delivery Date of one hundred twenty (120) days or more pursuant to
Article XX or (ii) a Delivery Default (as defined pursuant to Section 18.2(d) below), QWEST shall give written notice to GTE of such event or occurrence. Thereupon, each of QWEST and GTE (i) will designate a senior executive officer with decision-making authority and familiarity with this Agreement and the relevant issue hereunder, and (ii) may designate one technical representative and one financial representative, to participate in the following resolution efforts. Each of such designees shall participate in such meetings, promptly scheduled at mutually agreed upon times and places, as may be necessary or appropriate to discuss in good faith the status of construction of the affected Segment, the reason or reasons for the anticipated Estimated Delivery Date extension or Delivery Default, various possible and practical means by which the event(s) or occurrence(s) causing such anticipated Estimated Delivery Date extension or Delivery Default might be terminated, avoided or resolved, including, without limitation, possible modifications to the route, selection of right-of-way, or manner of construction of the affected Segment, and

                            CONFIDENTIAL TREATMENT

(iii) use their best efforts to settle upon and implement a procedure by which such event(s) or occurrence(s) may be terminated, avoided or resolved and the construction, installation and delivery of the affected Segment completed in an expeditious and economically practical and feasible manner under the circumstances. The parties acknowledge and agree that, because the QWEST System includes or will include other participants, including owners and holders of Dark Fiber IRUs and telecommunication system operations, such meetings may, and likely will, involve designees and representatives of such other participants, and the resolution of any matters so acted upon will require the cooperative efforts of, and have to be structured, to the extent feasible, in an effort to meet the needs of all such participants. The parties hereto further acknowledge and agree that no failure of the parties hereto to resolve, or to agree upon a manner in which they might resolve, any issue addressed hereunder shall impair, adversely affect or invalidate any of their respective rights, claims or remedies under this Agreement.
   (b) If, notwithstanding the efforts of the parties pursuant to Section 18.2(a): (i) (A) a force majeure event or occurrence described in Article XX causing an anticipated Estimated Delivery Date extension has not been terminated, avoided or resolved by the date that is twelve (12) months following QWEST's discovery of such event or occurrence, and
(B) there is no "Reasonably Apparent Probability" (either as mutually determined by QWEST and GTE or, if QWEST and GTE are unable to make such a mutual determination, as determined by an independent third party mutually selected by QWEST and GTE and familiar with large-scale fiberoptic system constructions projects or, if QWEST and GTE are unable to make such a mutual selection, each of QWEST and GTE shall designate such an independent third party, the two of which shall designate such an independent third party to make such determination) that the Acceptance Date with respect to any such affected Segment will occur within (1) twelve (12) months following the Estimated Delivery Date (without extension for any delay pursuant to Article XX) with respect to any Segment designated as a "priority" Segment on Exhibit A-1, or (2) eighteen (18) months following the Estimated Delivery Date (without extension for any delay pursuant to Article XX) with respect to any other Segment (such date with respect to each Segment being referred to as the "Outside Force Majeure Date"); or
(ii) notwithstanding a determination pursuant to the foregoing clause (i) that there was a Reasonably Apparent Probability that the Acceptance Date with respect to the affected Segment would occur by the applicable Outside Force Majeure Date, nonetheless the event or occurrence described in Article XX causing such delay is continuing on such applicable Outside Force Majeure Date; or
(iii) notwithstanding such a determination that there was a Reasonably Apparent Probability that the Acceptance Date with respect to the affected Segment would occur by the applicable Outside Force Majeure Date, nonetheless, on the applicable Outside Force Majeure Date, although the event or occurrence described in Article XX has been terminated, avoided or resolved and QWEST has resumed its construction, installation, splicing, and/or testing efforts, QWEST is unable to demonstrate to GTE's reasonable satisfaction that the Acceptance Date for such Segment will occur, in all reasonable probability, by the date that is six (6) months following such Outside Force Majeure Date, then, in any such event described in foregoing clauses (i), (ii), and (iii), GTE may elect, in its sole discretion, by written notice to QWEST, to delete such Segment from the System Route otherwise to be delivered pursuant to this Agreement, and recover from QWEST (1) the amount of the IRU Fee previously paid by GTE hereunder with respect to such Segment, plus (2) interest at the prime rate interest published by The Wall Street Journal as the base rate on corporate loans posted by a substantial percentage of the nation's largest banks on such date, plus (3) an amount equal to ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR

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of the IRU Fee for such Segment, as determined pursuant to Section 2.1 (with such aggregate amount payable to GTE promptly following QWEST's receipt of such election notice or, at the election of GTE, offset against the unpaid amount of the IRU Fee payable hereunder with respect to any other Segment or Segments). Upon any such election and payment (or offset), neither party shall have any further rights or obligations with respect to such Segment hereunder. (c) If, notwithstanding the efforts of the parties pursuant to Section 18.2(a):
(i) (A) an event or occurrence causing an anticipated Delivery Default (as defined in Section 18.2(d) below) has not been terminated, avoided, resolved or waived by the date that is twelve (12) months following QWEST's discovery of such event or occurrence; and
(B) there is no Reasonably Apparent Probability that the Acceptance Date with respect to any such affected Segment will occur within (x) twelve (12) months following the Estimated Delivery Date with respect to each Segment designated as a "Priority" Segment on Exhibit A-1, or (y) eighteen (18) months following the Estimated Delivery Date with respect to any other Segment (such dates being referred to collectively as the "Outside Delivery Default Date"); or
(ii) notwithstanding a determination pursuant to the foregoing clause (i) that there was a Reasonably Apparent Probability that the Acceptance Date with respect to the affected Segment would occur by the applicable Outside Delivery Default Date, nonetheless, on the applicable Outside Delivery Default Date, the Acceptance Date for such Segment has not occurred; then, in any such event described in the foregoing clauses (i) and (ii), GTE may elect, in its sole discretion, by written notice to QWEST, to delete such Segment from the System Route otherwise to be delivered pursuant to this Agreement, and recover from QWEST (1) the amount of the IRU Fee previously paid by GTE hereunder with respect to such Segment, plus (2) interest thereon at the rate of interest applicable to late payments set forth in Article XXX, plus (3) an amount equal to
##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## of the IRU Fee for such Segment, as determined pursuant to Section 2.1, but without reduction of such IRU fee under Section 18.2(d) (with such aggregate amount payable to GTE promptly following QWEST's receipt of such election notice or, at the election of GTE, offset against the unpaid amount of the IRU Fee payable hereunder with respect to any other Segment or Segments). Upon any such election and payment (or offset), neither party shall have any further rights or obligations with respect to such Segment hereunder. (d) In addition to the specific rights and remedies provided pursuant to the foregoing paragraphs (b) and (c) in connection with delays and anticipated delays in the delivery of Segments hereunder, QWEST shall be in default under this Agreement if the Acceptance Date with respect to any Segment has not occurred within one hundred twenty (120) days after the Estimated Delivery Date (a "Delivery Default"). From the date of any such Delivery Default, and until the Acceptance Date with respect to such Segment occurs, the IRU Fee with respect to such Segment, as determined or redetermined pursuant to Section 2.1 hereof, shall be reduced by an amount equal to
##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT##
% of such IRU Fee for each thirty (30) days (or a pro rata percentage of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT##
% for any period of less than thirty (30) days) that elapse between such date of Delivery Default and the Acceptance Date. (e) The rights and remedies set forth in the foregoing Sections 18.2(c) and 18.2(d) shall be the sole remedies available to GTE with respect to any failure by QWEST to construct, install, and conduct satisfactory Fiber Acceptance Testing with respect to the GTE

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                            CONFIDENTIAL TREATMENT

Fibers comprising any Segment by the relevant Estimated Delivery Date (it being expressly acknowledged and agreed that the rights provided to GTE pursuant to
Section 18.2(b) are provided only as an accommodation in the event of lengthy force majeure delays pursuant to Article XX, and that the events described in
Section 18.2(b) do not constitute defaults hereunder). With respect to all of QWEST's other obligations hereunder, in the event that QWEST shall fail to perform an obligation and such failure shall continue for a period of thirty
(30) days after GTE shall have given QWEST written notice of such failure, QWEST shall be in default hereunder unless QWEST shall have cured such failure or such failure is otherwise waived in writing by GTE within such thirty (30) days; provided however, that where such failure cannot reasonably be cured within such 30-day period, if QWEST shall proceed promptly to cure the same and prosecute such cure with due diligence, the time for curing such failure shall be extended for such period of time as may be necessary to complete such cure; and provided further, that if QWEST certifies in good faith to GTE in writing that failure has been cured, such failure shall be deemed to be cured unless GTE otherwise notifies QWEST in writing within fifteen (15) days of receipt of such notice from QWEST. QWEST shall be in default hereunder automatically upon the making by QWEST of a general assignment for the benefit of its creditors, the filing by QWEST of a voluntary petition in bankruptcy or the filing by QWEST of any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution, or similar relief, or (ii) one hundred twenty (120) days after the involuntary filing of a petition in bankruptcy or other insolvency protection against QWEST which is not dismissed within such 120-day period. Except as otherwise provided in this
Section 18.2, upon any default by QWEST, after notice thereof from GTE, GTE may
(i) take such action as it determines, in its sole discretion, to be necessary to correct the default, and, subject to Section 13.1, recover from QWEST its reasonable costs in correcting such default, and (ii) pursue any legal remedies it may have under applicable law or principles of equity relating to such default including specific performance.

                                 ARTICLE XIX.
                                 TERMINATION
19.1 This Agreement automatically shall terminate with respect to a Segment upon the expiration or termination of the Term of the IRU respecting such Segment pursuant to Article VI or Section 18.2 hereof.
19.2 Upon the expiration or termination of this Agreement with respect to a Segment, the IRU in such Segment shall immediately terminate and all rights of GTE to use the QWEST System, the GTE Fibers, the Associated Property or any part thereof relating to such Segment, shall cease and QWEST shall owe GTE no additional duties or consideration with respect to such Segment. Promptly thereupon, GTE shall remove all of GTE's electronics, equipment, separate Regeneration Facilities (as provided pursuant to Section 7.2) and other associated GTE property from such Segment and any related QWEST facilities at its sole cost under QWEST's supervision (which supervision shall be without cost to GTE).
19.3 Notwithstanding the foregoing, no termination or expiration of this Agreement shall affect the rights or obligations of any party hereto (i) with respect to any then existing defaults or the obligation to make any payment hereunder for services rendered prior to the date of termination or expiration or (ii) pursuant to Article XII, Article XIII, Article XV or Article XVII herein, which shall survive the expiration or termination hereof.
                                  ARTICLE XX.
                                  FORCE MAJEURE
20.1 Neither party shall be in default under this Agreement if and to the extent that any failure or delay in such party's performance of one or more of its obligations hereunder is caused by any of the following conditions, and such party's performance of such obligation or obligations shall be excused and extended for and during the period of any such delay: act of God; fire; flood; fiber, Cable,

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                            CONFIDENTIAL TREATMENT

or other material failures, shortages or unavailability or other delay in delivery not resulting from the responsible party's failure to timely place orders therefor (it being expressly acknowledged that the Cable that is being acquired for and installed in the QWEST System and that will include the GTE Fibers must include higher fiber counts than that necessary solely for the GTE Fibers in order to permit completion of the entire QWEST System); lack of or delay in transportation; government codes, ordinances, laws, rules, regulations or restrictions (collectively, "Regulations"); war or civil disorder; strikes or other labor disputes; failure of a third party to grant or recognize an Underlying Right, or any other cause beyond the reasonable control of such party; provided that any delay caused by the failure of a third party to grant an Underlying Right shall constitute a force majeure delay hereunder only to the extent that such delay does not extend beyond a period of six months (such that the Estimated Delivery Date with respect to any Segment affected by such delay shall be extended only up to a period of six months of any such delay, and shall not be further extended if such delay extends beyond a period of six months). The party claiming relief under this Article shall notify the other in writing of the existence of the event relied on and the cessation or termination of said event.
                                  ARTICLE XXI
                              DISPUTE RESOLUTION
21.1 Except as provided in Sections 18.1 and 18.2, if the parties are unable to resolve any disagreement or dispute arising under or related to this Agreement, including without limitation, the failure to agree upon any item requiring a mutual agreement of the parties hereunder, they shall resolve the disagreement or dispute as follows:
(a) Officers. Either party may refer the matter to the Chief Executive Officers or the Chief Operating Officers (the "Officers") of the parties by giving the other party written notice (a "Notice"). Within fifteen (15) days after delivery of a Notice, the Officers of both parties shall meet at a mutually acceptable time and place to exchange relevant information and to attempt to resolve the dispute.
(b) Negotiation. If the matter has not been resolved within thirty (30) days after delivery of such Notice, or if the Officers fail to meet within fifteen
(15) days after delivery of such Notice, either party may initiate mediation and, if applicable, arbitration in accordance with the procedure set forth in subsections (c) and (d) below. All negotiations conducted by the Officers pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and State Rules of Evidence.
(c) Mediation. In the event a dispute exists between the parties and the respective Officers are unable to resolve the dispute, the parties agree to participate in a non-binding mediation procedure as follows:
   (i) A mediator will be selected by having counsel for each party agree on a single person to act as mediator. The parties' counsel as well as the Officers of each party and not more than two other participants from each party will appear before the mediator at a time and place determined by the mediator, but not more than sixty (60) days after delivery of a Notice. The fees of the mediator and other costs of mediation will be shared equally by the parties. (ii) Each party's counsel will have forty-five (45) minutes to present a review of the issue and argument before the mediator. After each counsel's presentation, the other counsel may present specific counter-arguments not to exceed ten (10) minutes. The 45-minute and 10-minute periods will be exclusive of the time required to answer questions from the mediator or attendees. (iii) After both presentations, the Officers may ask questions of the other side. At the conclusion of both presentations and the question periods, the Officers and their
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                            CONFIDENTIAL TREATMENT

    counsels will meet together to attempt to resolve the dispute. The length of the meeting will be as agreed between the parties. Either party may abandon the procedure at the end of the presentations and question periods if they feel it is not productive to go further. The mediation procedure is not binding on either party.
    (iv) The duties of the mediator are to be sure that the above set-out time periods are adhered to and to ask questions so as to clarify the issues and understandings of the parties. The mediator may also offer possible resolutions of the issues but has no duty to do so.
   (d) Arbitration. If the matter is not resolved after applying the mediation procedures set forth above, or if either party refuses to take part in the mediation process, the parties hereby agree to submit all controversies, claims and matters of difference that are unresolved to arbitration in Denver, Colorado, according to the commercial rules and practices of the American Arbitration Association ("AAA") from time to time in force, and in accordance with the following provisions of this subsection (d), and unless otherwise agreed by the parties and subject to the rights of the parties as provided in
Section 18.1 and Section 18.2 hereof (including the right not to continue to perform under this Agreement), they shall continue to perform under this Agreement during arbitration.
   (i) Arbitration discovery shall be conducted in accordance with the Federal Rules of Civil Procedure, with any disputes over the scope of discovery to be determined by the arbitrators, it being intended that the arbitrators shall allow limited, reasonable discovery prior to any hearing on the merits.
   (ii) Arbitration hereunder shall be by three independent and impartial arbitrators. Each of the parties shall appoint one arbitrator within thirty
   (30) days after initiation of arbitration and the two arbitrators so appointed shall select a third arbitrator within forty-five (45) days after initiation of arbitration. In the event that the parties or the arbitrators fail to select arbitrators as required above, the AAA shall select such arbitrators.
   (iii) The AAA shall have the authority to disqualify any arbitrator who it determines not to be independent and impartial. The arbitrators shall be entitled to a fee commensurate with their fees for professional services requiring similar time and effort.
   (iv) The arbitrators shall conduct a hearing no later than sixty (60) days after initiation of the matter to arbitration, and a decision shall be rendered by the arbitrators within thirty (30) days of the hearing. At the hearing, the parties shall present such evidence and witnesses as they may choose, with or without counsel. Adherence to formal rules of evidence shall not be required but the arbitration panel shall consider any evidence and testimony that it determines to be relevant, in accordance with procedures that it determines to be appropriate. The arbitration determination shall be in writing and shall specify the factual and legal bases for the determination. The arbitrators may award legal or equitable relief, including but not limited to specific performance. (v) The parties agree that this submission and agreement to arbitrate shall be governed by and specifically enforceable in accordance with the laws of the State of Colorado. Arbitration may proceed in the absence of any party if prior written notice of the proceedings has been given to such party. The parties agree to abide by all decisions and determinations rendered in such proceedings. Such decisions and determinations shall be final and binding on all parties. All decisions and determinations may be filed with the clerk of one or more courts, state, federal or foreign having jurisdiction over the party against whom it is rendered or its property, as a basis of judgment.

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                            CONFIDENTIAL TREATMENT

   (vi) The arbitrators' fees and other costs of the arbitration shall be borne by the party against whom the award is rendered, except as the arbitration panel may otherwise provide in its written opinion.
                                 ARTICLE XXII.
                                    WAIVER
22.1 The failure of either party hereto to enforce any of the provisions of this Agreement, or the waiver thereof in any instance, shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall nevertheless be and remain in full force and effect.
                                ARTICLE XXIII.
                                 GOVERNING LAW
23.1 This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado, without reference to its choice of law principles. Any litigation based hereon, or arising out of or in connection with a default by either party in the performance of its obligations hereunder, shall be brought and maintained exclusively in the courts of the State of Colorado or in the United States District Court for the District of Colorado, and each party hereby irrevocable submits to the jurisdiction of such courts for the purpose of any such litigation and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation.
                                 ARTICLE XXIV.
                             RULES OF CONSTRUCTION
24.1 The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content. Words in this Agreement which import the singular connotation shall be interpreted as plural, and words which import the plural connotation shall be interpreted as singular, as the identity of the parties or objects referred to may require.
24.2 Unless expressly defined herein, words having well known technical or trade meanings shall be so construed. All listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.
24.3 Except as set forth to the contrary herein, any right or remedy of GTE or QWEST shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not.
24.4 Except as expressly provided in Section
28.1, nothing in this Agreement is intended to provide any legal rights to anyone not an executing party of this Agreement.
24.5 This Agreement has been fully negotiated between and jointly drafted by the parties.
24.6 All actions, activities, consents, approvals and other undertakings of the parties in this Agreement shall be performed in a reasonable and timely manner, it being expressly acknowledged and understood that time is of the essence in the performance of obligations required to be performed by a date expressly specified herein. Except as specifically set forth herein, for the purpose of this Agreement the standards and practices of performance within the telecommunications industry in the relevant market shall be the measure of a party's performance.
                                 ARTICLE XXV.
                     ASSIGNMENT AND TRANSFER RESTRICTIONS
25.1 Except as provided below, QWEST shall not assign, encumber or otherwise transfer this Agreement or all or any portion of its rights or obligations hereunder to any other party without the prior written consent of GTE, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, QWEST shall have the right, without GTE's consent, to (i) subcontract any of its construction or maintenance obligations hereunder, or (ii) assign or otherwise transfer this Agreement in whole or in part (A) as collateral to any institutional lender to QWEST (or institutional lender to any permitted transferee or assignee of QWEST) subject to

                                                                         Page 29
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                            CONFIDENTIAL TREATMENT

the prior rights and obligations of the parties hereunder, (B) to any parent, subsidiary or affiliate of QWEST, (C) to any person, firm or corporation which shall control, be under the control of or be under common control with QWEST, or
(D) any corporation or other entity into which QWEST may be merged or consolidated or which purchases all or substantially all of the stock or assets of QWEST, or (E) any partnership, joint venture or other business entity of which QWEST or any wholly owned subsidiary of QWEST HOLDING CORPORATION owns at least 50 percent of the equity interests thereof and which cannot make major decisions without the consent of QWEST (or subsidiary of QWEST HOLDING CORPORATION); provided that the assignee or transferee in any such circumstance shall continue to be subject to all of the provisions of this Agreement, including without limitation, this Section 25.1 (except that any lender referred to in clause (A) above shall not incur any obligations under this Agreement nor shall it be restricted from exercising any right of enforcement or foreclosure with respect to any related security interest or lien, so long as the purchaser in foreclosure is subject to the provisions of this Agreement, including, without limitation, this Section 25.1); and provided further that promptly following any such assignment or transfer, QWEST shall give GTE written notice identifying the assignee or transferee. In the event of any permitted partial assignment of any rights hereunder, QWEST shall remain the sole point of contact with GTE. No permitted partial or complete assignment shall release or discharge QWEST from its duties and obligations hereunder.
25.2 Except as provided in this Section 25.2 and the following Section 25.3, GTE shall not assign, encumber or otherwise transfer this Agreement or all or any of portion of its rights or obligations hereunder to any other party without the prior written consent of QWEST, which consent will not be unreasonably withheld or delayed. Subject to the provisions of Section 25.3 (which provision shall be binding upon any permitted assignee or transferee hereunder), GTE shall have the right, without QWEST's consent, to assign or otherwise transfer this Agreement in whole or in part (i) as collateral to any institutional lender to GTE (or institutional lender to any permitted transferee or assignee of GTE) subject to the prior rights and obligations of the parties hereunder, (ii) to any parent, subsidiary or affiliate of GTE, (iii) to any person, firm or corporation which shall control, be under the control of or be under common control with GTE, or (iv) any other entity into which GTE may be merged or consolidated or which purchases all or substantially all of the stock or assets of GTE or (v) any partnership, joint venture or other business entity of which GTE or any wholly owned subsidiary of GTE owns at least 50 percent of the equity interests thereof and which cannot make major decisions without the consent of GTE (or subsidiary of GTE); provided that no assignment or other transfer under this clause (v) shall be permitted hereunder if its purpose or effect would constitute, directly or indirectly, a Restricted Transaction (as defined in Section 25.3) or otherwise violate the provisions of Section 25.3; provided that the assignee or transferee in any such circumstance shall continue to be subject to all of the provisions of this Agreement, including without limitation this
Section 25.2 and the following Section 25.3 (except that any lender referred to in clause (i) above shall not incur any obligations under this Agreement, nor shall it be restricted from exercising any right of enforcement or foreclosure with respect to any related security interest or lien, so long as the purchaser in foreclosure is subject to the provisions of this Agreement, including, without limitation, this Section 25.2 and the following Section 25.3); and provided further that in any of circumstances described in clauses (ii), (iii) or (iv) all of the payment obligations of GTE hereunder for the remainder of the Term shall be fully guaranteed by GTE or shall be paid in full as a condition to such transfer or assignment; and provided further that promptly following any such assignment or transfer, GTE shall give QWEST written notice identifying the assignee or transferee. In the event of any permitted partial assignment of any rights hereunder, GTE shall remain the sole party and point of contact with QWEST hereunder.

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                            CONFIDENTIAL TREATMENT

No permitted partial or complete assignment shall release or discharge GTE from its duties and obligations hereunder.

25.3 Notwithstanding the provisions of Article XI, except as expressly permitted in Section 25.2(i)-(v), inclusive, without the prior written consent of QWEST, which consent may be withheld in QWEST's sole discretion, for a period of

##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR
CONFIDENTIAL TREATMENT##

following the date that the last Segment of the QWEST System is accepted by GTE:

(a) GTE shall not sell, assign, lease, grant an IRU with respect to, exchange, encumber, or otherwise in any manner transfer or make available in any manner to any third party the ownership, right to use, use of, or access in any manner to, any of GTE's rights in the whole or discrete GTE Fibers which at the time of such transaction are Dark Fibers, or engage in substantive discussions or negotiations with respect thereto, or otherwise engage in a similar transaction with respect to any GTE Fibers in a manner designed or intended to circumvent the foregoing limitations.

(b) GTE shall not sell, assign, lease, grant an IRU with respect to, exchange, encumber, or otherwise in any manner transfer or make available in any manner to a Capacity Reseller (as defined below) any of GTE's rights in the whole or discrete GTE Fibers at a capacity in excess of OC-12, or engage in substantive discussions or negotiations with respect thereto, or otherwise engage in a similar transaction with respect to any GTE Fibers in a manner designed or intended to circumvent the foregoing limitations. As used in this subparagraph, a Capacity Reseller is any person or entity which, in whole or in part, seeks to obtain such capacity for the purpose of reselling or otherwise providing access thereto to third parties for profit, whether or not such person or entity actually realizes a profit as a result of such transaction.

(c)  Each transaction prohibited in subparagraphs (a) or (b) of this Section
25.3 shall constitute a "Restricted Transaction." Except as provided in subparagraph (b) of this Section 25.3, nothing contained herein shall restrict or prohibit GTE from creating telecommunications capacity along or through the GTE Fibers by the addition of GTE's electronic and optronic equipment and selling or otherwise permitting third parties to use such telecommunications capacity.

25.4 QWEST and GTE recognize that QWEST may desire to obtain tax-deferred exchange treatment pursuant to Section 1031 of the Internal Revenue Code, as amended, with respect to certain of the Dark Fibers and Associated Property in which the IRUs are to be granted hereunder and which are used or held for use by QWEST in its business as of the date hereof (the "Existing Properties"), and GTE agrees to reasonably cooperate as provided herein in obtaining such treatment (at no cost or expense to GTE). Accordingly, notwithstanding any provision contained in this Agreement to the contrary, QWEST may, at its sole option, on or prior to the Acceptance Date for any relevant Segment, appoint a third party (the "Intermediary") as agent for QWEST with respect to the transfer of the Existing Properties to GTE, and assign its rights under this Agreement (insofar as they relate to the Existing Properties) to such Intermediary. If QWEST so elects to appoint an Intermediary, QWEST shall notify GTE, in writing, on or prior to the Acceptance Date with respect to the relevant Segment, and shall provide GTE with copies of all agreements between QWEST and the Intermediary. If QWEST appoints an Intermediary, QWEST shall transfer the Existing Properties or such portion thereof as designated by QWEST to the Intermediary, and GTE shall pay the IRU Fee with respect to the

                            CONFIDENTIAL TREATMENT

Existing Properties (as designated by QWEST) to the Intermediary; provided that QWEST agrees that such transfer shall be expressly subject to this Agreement, and that QWEST shall remain liable for performance under this Agreement to the same extent as if it had not appointed an Intermediary; provided that in such event QWEST shall indemnify and hold harmless GTE from and against any and all loss, damage, cost or expense suffered, sustained or incurred by GTE in connection with any such cooperation and/or payment of such IRU Fee to such Intermediary.
25.5 This Agreement and each of the parties' respective rights and obligations under this Agreement, shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective permitted successors and assigns.
                                 ARTICLE XXVI.
                REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS
26.1    Each party represents and warrants that:
(a) it has the full right and authority to enter into, execute, deliver and perform its obligations under this Agreement;
(b) this Agreement constitutes a legal, valid and binding obligation enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, creditors' rights and general equitable principles; and
(c) its execution of and performance under this Agreement shall not violate any applicable existing regulations, rules, statutes or court orders of any local, state or federal government agency, court or body.
26.2 QWEST represents and warrants that the Segments of the QWEST System that it has heretofore constructed or will construct pursuant hereto have been or shall be designed, engineered, installed, and constructed in compliance with the terms and provisions of this Agreement and in material compliance with any and all applicable building, construction and safety codes for such construction and installation, as well as any and all other applicable governmental laws, codes, ordinances, statutes and regulations.
26.3 With respect to each of the Segments that has been constructed prior to the date hereof, QWEST represents and warrants that such Segment, when constructed, generally was constructed substantially in accordance with the specifications set forth in Exhibit C hereto, and QWEST has no actual knowledge on the date hereof of any material deviation in the construction of such Segment from such specifications. If, within twelve (12) months from the respective Acceptance Date for each of the Segments referred to in this Section 26.3 , there is an event or occurrence that is caused by a material deviation in the construction or installation of any of such Segments from such specifications, and which has a material adverse affect on the operation or performance of the GTE Fibers in such Segment, then, promptly following receipt of written notice thereof from GTE, QWEST, at its sole cost and expense, shall undertake to repair the affected portion of such Segment to the relevant specifications.
26.4 QWEST represents and warrants that the Segments of the QWEST System that it constructs pursuant hereto shall be constructed in all material respects in accordance with the specifications set forth in Exhibit C hereto; provided that GTE's sole rights and remedies with respect to any failure to so construct shall be (i) to inspect the construction, installation and splicing, and participate in the acceptance testing, of the GTE Fibers incorporated in each such Segment, during the course and at the time of the relevant construction, installation and testing periods for each Segment, as provided in Articles III and IV, (ii) if, during the course of such construction, installation and testing any material deviation from the specifications set forth in Exhibit C is discovered, the construction or installation of the affected portion of the Segment shall be repaired to such specification by QWEST at QWEST's sole cost and expense, and
(iii) if, at any time prior to the date that is twelve (12) months after the Acceptance Date, GTE shall notify QWEST in writing of its discovery of a material deviation from the

                            CONFIDENTIAL TREATMENT

specifications set forth in Exhibit C with respect to any such Segment (which notice shall be given within thirty (30) days of such discovery) the construction or installation of the affected portion of such Segment shall be repaired to such specification by QWEST at QWEST's sole cost and expense. For purposes hereof, "material deviation" means a deviation which is reasonably likely to have a material adverse affect on the operation or performance of the GTE Fibers affected thereby.
26.5 EXCEPT AS SET FORTH IN THE FOREGOING PARAGRAPHS 26.2, 26.3 AND 26.4, AND EXCEPT AS MAY BE SET FORTH SPECIFICALLY AND EXPRESSLY ELSEWHERE IN THIS AGREEMENT, QWEST MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE GTE FIBERS OR THE SEGMENTS DELIVERABLE HEREUNDER, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.
26.7 The parties acknowledge and agree that on and after the relevant Acceptance Date GTE's sole rights and remedies with respect to any defect in or failure of the GTE Fibers to perform in accordance with the applicable vendor's or manufacturer's specifications with respect to the GTE Fibers shall be limited to the particular vendor's or manufacturer's warranty with respect thereto, which warranty, to the extent permitted by the terms thereof, shall be assigned to GTE upon its request. In the event any maintenance or repairs to the QWEST System are required as a result of a breach of any warranty made by any manufacturers, contractors or vendors, unless GTE shall elect to pursue such remedies itself, QWEST shall pursue all remedies against such manufacturers, contractors or vendors on behalf of GTE, and QWEST shall reimburse GTE's costs for any maintenance GTE has incurred as a result of any such breach of warranty to the extent the manufacturer, contractor or vendor has paid such costs.
26.8    QWEST and GTE acknowledge and agree:
(a) that each grant of the IRU in the GTE Fibers and Associated Property for a Segment hereunder (each herein called a "Grant") will be treated by each of them, vis-a-vis the other, as of and after the relevant effective date thereof as described in Section 6.1, an executed grant to GTE of an interest in real property with respect to such Segment; and
(b) that, from and after the effective date of a Grant with respect to a Segment, no material obligation of either QWEST or GTE will remain to be performed with respect to such Grant or Segment; and
(c) that, with respect to each such Grant, this Agreement is not intended as an executory contract or unexpired lease subject to assumption, rejection, or assignment by the trustee in bankruptcy of any party to this Agreement, including, without limitation, assumption, rejection, or assignment under Bankruptcy Code Section 365.
                                ARTICLE XXVII.
                          ENTIRE AGREEMENT; AMENDMENT
27.1 This Agreement, together with any Confidentiality Agreement entered into in connection herewith constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Exhibits referred to herein are integral parts hereof and are hereby made a part of this Agreement. To the extent that any of the provisions of any Exhibit hereto are inconsistent with the express terms of this Agreement, the terms of this Agreement shall prevail. This Agreement may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each party and delivered to the party relying on the writing.
                                ARTICLE XXVIII.
                             NO PERSONAL LIABILITY
28.1 Each action or claim against any party arising under or relating to this Agreement shall be made only against such party as a corporation, and any liability relating thereto shall be enforceable only against the corporate assets of such party. No party shall seek to pierce the corporate veil or otherwise seek to impose any liability

                            CONFIDENTIAL TREATMENT

relating to, or arising from, this Agreement against any shareholder, employee, officer or director of the other party. Each of such persons is an intended beneficiary of the mutual promises set forth in this Article and shall be entitled to enforce the obligations of this Article.
                                 ARTICLE XXIX.
                          RELATIONSHIP OF THE PARTIES
29.1 The relationship between GTE and QWEST shall not be that of partners, agents, or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including, but not limited to federal income tax purposes. GTE and QWEST, in performing any of their obligations hereunder, shall be independent contractors or independent parties and shall discharge their contractual obligations at their own risk subject, however, to the terms and conditions hereof.
                                 ARTICLE XXX.
                                 LATE PAYMENTS
30.1 In the event a party shall fail to make any payment under this Agreement when due, such amounts shall accrue interest, from the date such payment is due until paid, including accrued interest compounded monthly, at an annual rate equal to
##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR
CONFIDENTIAL TREATMENT##
of the prime rate of interest published by The Wall Street Journal as the base rate on corporate loans posted by a substantial percentage of the nation's largest banks on the date any such payment is due or, if lower, the highest percentage allowed by law.
                                 ARTICLE XXXI.
                                 SEVERABILITY
31.1 If any term, covenant or condition contained herein shall, to any extent, be invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
                                ARTICLE XXXII.
                                 COUNTERPARTS
32.1 This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

                                ARTICLE XXXIII.
                              CERTAIN DEFINITIONS

33.1    The following terms shall have the stated definitions in this Agreement.
(a) "Cable" means the fiberoptic cable and the fibers contained therein, and associated splicing connections, splice boxes, and vaults to be installed by QWEST as part of the QWEST System.
(b) "Costs" means actual, direct costs paid or payable in accordance with the established accounting procedures generally used by QWEST and which it utilizes in billing third parties for reimbursable projects which costs shall include, without limitation, the following: (i) internal labor costs, including wages and salaries, and benefits and overhead allocable to such labor costs (with the overhead allocation percentage equal to ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR
CONFIDENTIAL TREATMENT##
), and (ii) other direct costs and out-of-pocket expenses on a pass-through basis (e.g., equipment, materials, supplies, contract services, etc.).
(c) "Dark Fiber" means fiber provided without electronics or optronics, and which is not "lit" or activated; provided that such fiber may be used in any manner and for any purpose permitted under Article XI.
(d) "Estimated Delivery Date" means, with respect to each Segment of the QWEST System to be delivered hereunder, the date set forth in Exhibit A hereto with respect to such Segment, as any such

                            CONFIDENTIAL TREATMENT

date may be extended for and during (A) the period of any delay described in
Article XX and/or (B) the period of any payment default pursuant to Section 18.1 with respect to any Segment and/or (C) the aggregate number of days of the GTE Review Period or Periods (in the event of multiple remedy attempts) under
Section 4.2 with respect to such Segment.
(e) "Impositions" means all taxes, fees, levies, imposts, duties, charges or withholdings of any nature (including, without limitation, gross receipts taxes and franchise, license and permit fees), together with any penalties, fines or interest thereon (except for penalties or interest imposed as a direct result of acts or failures to act on the part of QWEST) arising out of the transactions contemplated by this Agreement and/or imposed upon the QWEST System by any federal, state or local government or other public taxing authority.
(f) "Indefeasible Right of Use" or "IRU" means (i) an exclusive, indefeasible right of use, for the purposes described herein, in the GTE Fibers, as granted in Article II, and (ii) an associated non-exclusive, indefeasible right of use, for the purposes described herein, in the Associated Property; provided that the IRUs granted hereunder do not provide GTE with any ownership interest in or other rights to physical access to, control of, modification of, encumbrance in any manner of, or other use of the QWEST System except as expressly set forth herein.
(g)     This item left blank intentionally.
(h) "POP" means the GTE point of presence at locations along the QWEST System route.
(i) "PSWP" means Planned System Work Period, which is a prearranged period of time reserved for performing certain work on the QWEST System that may potentially impact traffic. Generally, this will be restricted to weekends, avoiding the first and last weekend of each month and high-traffic weekends. The PSWP shall be agreed upon pursuant to Exhibit H.
(j)     "QWEST System" shall have the meaning ascribed thereto in Recital A.
(k) When used herein in connection with a covenant of a party to this Agreement "best efforts" shall not obligate such party, unless otherwise specifically required by the operative covenant, to make unreimbursed expenditures (other than costs or expenditures that would have been required of such party in the absence of the requirements of such covenant) that are material in amount, in light of the circumstances to which the requirement to use best efforts applies. In confirmation of their consent and agreement to the terms and conditions contained in this IRU Agreement and intending to be legally bound hereby, the parties have executed this IRU Agreement as of the date first above written.
"QWEST":
QWEST COMMUNICATIONS CORPORATION, a
Delaware corporation


By: /s/ Albert Dean Wandry
    ----------------------
Name: Albert Dean Wandry
Title: Senior Vice President-NBD


"GTE":

GTE INTELLIGENT NETWORK SERVICES INCORPORATED, a
Delaware corporation


By: /s/ Thomas W. White
    -------------------
Name: Thomas W. White
Title: President GTE Intelligent Network Services Incorporated

EXHIBIT A

                            CONFIDENTIAL TREATMENT

QWEST System Description



EXHIBIT A-1: QWEST System Description and Delivery Dates
          GTE - Exhibit A-1
      System Description and Delivery Dates



                                                  Estimated          Estimated
Segment                                           System Route       Delivery
No.     Segment                                   Miles              Date

  1A    Chicago - Detroit                                       305   1/31/98
  1B    Detroit - Cleveland                                     165   2/15/98
  1C    Cleveland - Pittsburgh                                  162    3/1/98
  1D    Pittsburgh - Philadelphia                               356   3/31/98
  1E    Philadelphia - Washington, D.C.                         138   4/30/98
        Chicago - Detroit - Cleveland -
  1     Washington DC                       Total             1,126   4/30/98

  2A    Cleveland - Columbus                                    133  10/31/97
  2B    Columbus - Cincinnati                                   125  10/31/97
  2     Cleveland - Columbus                Total               258  10/31/97

  3     Cincinnati - Louisville                                 107   7/30/98

  4     Indianapolis - Chicago                                  215  12/31/97

  5     Indianapolis - St. Louis                                248  10/31/97

  6     St. Louis - Kansas City                                 297  10/31/97

  7     Kansas City - Topeka                                     75  10/31/97

  8     Denver - Topeka                                         565  10/31/97

  9A    Denver - Grand Junction                                 271  10/31/97
  9B    Grand Junction - Salt Lake City                         295  10/31/97
  9     Denver - Salt Lake                  Total               566  10/31/97

 10A    Salt Lake City - Reno                                   575  10/31/97
 10B    Reno - Roseville                                        136  10/31/97
  10    Salt Lake - Roseville               Total               711  10/31/97

 11A    Roseville - Oakland                                     111  10/31/97
 11B    Oakland - San Jose                                       43  10/31/97
 11     Roseville - San Jose                Total               154  10/31/97

 12A    San Jose - Salinas                                       71  10/31/97
 12B    Salinas - San Luis Obispo                               132  10/31/97
 12C    San Luis Obispo - Santa Barbara                         119  10/31/97
 12D    Santa Barbara - Los Angeles                             107  10/31/97
 12     San Jose - Los Angeles              Total               429  10/31/97

 13A    Los Angeles - Anaheim                                    32  10/31/97
 13B    Anaheim - San Diego                                     132  10/31/97
 13C    San Diego - Yuma                                        235  12/31/97
 13D    Yuma - Phoenix                                          187   1/31/98
 13     LA - San Diego - Phoenix            Total               586   1/31/98

 14A    Phoenix - Tucson                                        123   2/29/98
 14B    Tucson - El Paso                                        310   3/31/98
 14     Phoenix - Tucson - El Paso          Total               433   3/31/98

                            CONFIDENTIAL TREATMENT

 15A    El Paso - San Antonio                                   586   5/31/98
 15B    San Antonio - Austin                                     85   1/31/98
 15C    Austin - Houston                                        221  12/31/97
 15     El Paso - San Antonio - Houston     Total               892   5/31/98

 16     Houston - Dallas                                        269  10/31/97

 17A    Dallas - Oklahoma City                                  264   1/31/98
 17B    Oklahoma City - Tulsa                                   119   1/31/98
 17C    Tulsa - Kansas City                                     256   1/31/98
 17     Dallas - Kansas City                Total               639   1/31/98

 18     Cincinnati - Indianapolis                               117  10/31/97

 19A    Louisville - Nashville                                  189   9/30/98
 19B    Nashville - Chattanooga                                 147  10/31/98
 19C    Chattanooga - Atlanta                                   137  10/31/98
 19     Louisville - Nashville - Atlanta    Total               473  10/31/98

 20A    Atlanta - Charlotte                                     261  10/31/98
 20B    Charlotte - Raleigh                                     174   8/31/98
 20C    Raleigh - Richmond                                      301  10/31/98
 20D    Richmond - Washington D.C.                              110  10/31/98
 20     Atlanta - Raleigh - Washington      Total               846  10/31/98

 21A    Chicago - Milwaukee                                      84  10/31/98
 21B    Milwaukee - Green Bay                                   118  10/31/98
 21C    Green Bay - Minneapolis                                 295  10/31/98
 21D    Minneapolis - Des Moines                                281  10/31/98
 21     Chicago - Des Moines                Total               778  10/31/98

 22C    Des Moines - Omaha                                      140  10/31/98
 22D    Omaha - Topeka                                          224  10/31/98
 22     Des Moines - Topeka                 Total               364  10/31/98

 23     Denver - El Paso                    Total               746   3/31/98

 24A    Roseville - Chico                                        98   1/31/98
 24B    Chico - Redding                                          75   1/31/98
 24C    Redding - Medford                                       177   1/31/98
 24D    Medford - Eugene                                        206   1/31/98
 24E    Eugene - Portland                                       123   1/31/98
 24     Roseville - Portland                Total               679   1/31/98

 25     Portland - Seattle                                      182   1/31/98

 27     San Jose - San Francisco                                 56  10/31/97

 28A    Boston - Albany                                         208  12/31/97
 28B    Albany - Buffalo                                        298  12/31/97
 28C    Buffalo - Cleveland                                     197  12/31/97
 28     Boston - Cleveland                  Total               703  12/31/97

 29     Albany - New York City                                  157   5/31/98
 30     New York City - Philadelphia                             95   5/31/98
        Total                                                12,766  10/31/98


EXHIBIT A-2: General Route Map

[MAP APPEARS HERE]

EXHIBIT A-3: Detailed Route Maps

[MAPS APPEAR HERE]

                            CONFIDENTIAL TREATMENT

EXHIBIT A-4: Designated End Point and Intermediate Point
               Cities
                                                                     Exhibit A-4

                  DESIGNATED ENDPOINT and INTERMEDIATE CITIES

     CITY                                         ST  LATA LATA NAME
Base Phoenix                                      AZ  666  PHOENIX
     Tucson                                       AZ  668  TUCSON
     Yuma                                         AZ  666  PHOENIX
     Anaheim                                      CA  730  LOS ANGELES
     Chico                                        CA  724  CHICO
     Los Angeles                                  CA  730  LOS ANGELES
     Oakland                                      CA  722  SAN FRANCISCO
     Redding                                      CA  724  CHICO
     Roseville                                    CA  726  SACRAMENTO
     Sacramento                                   CA  726  SACRAMENTO
     Salinas                                      CA  736  MONTEREY
     San Diego                                    CA  732  SAN DIEGO
     San Francisco                                CA  722  SAN FRANCISCO
     San Jose                                     CA  722  SAN FRANCISCO
     San Luis Obispo                              CA  740  SAN LUIS OBISPO
     Santa Barbara                                CA  730  LOS ANGELES
     Colorado Springs                             CO  658  COLORADO SPR.
     Denver                                       CO  656  DENVER
     Grand Junction                               CO  656  DENVER
     Pueblo                                       CO  658  COLORADO SPR.
     Washington                                   DC  236  WASH DC
     Atlanta                                      GA  438  ATLANTA
     Des Moines                                   IA  632  DES MOINES
     Chicago                                      IL  358  CHICAGO
     Indianapolis                                 IN  336  INDIANAPOLIS
     South Bend                                   IN  332  SOUTH BEND
     Topeka                                       KS  534  TOPEKA
     Bowling Green                                KY  464  OWENSBORO
     Louisville                                   KY  462  LOUISVILLE
     Boston                                       MA  128  EAST MASS
     Baltimore                                    MD  238  BALTIMORE
     Battle Creek                                 MI  348  GRAND RAPIDS
     Detroit                                      MI  340  DETROIT
     Minneapolis                                  MN  628  MINNEAPOLIS
     Owatonna                                     MN  620  ROCHESTER
     Kansas City                                  MO  524  KANSAS CITY
     St. Louis                                    MO  520  ST.LOUIS
     Charlotte                                    NC  422  CHARLOTTE
     Greensboro                                   NC  424  GREENSBORO
     Raleigh                                      NC  426  RALEIGH
     Rocky Mount                                  NC  951  ROCKY MOUNT
     Lincoln                                      NE  958  LINCOLN
     Omaha                                        NE  644  OMAHA
     Newark                                       NJ  224  NORTH JERSEY
     Trenton                                      NJ  222  DELAWARE VALLEY
     Albuquerque                                  NM  664  NEW MEXICO
     Santa Fe                                     NM  664  NEW MEXICO
     Reno                                         NV  720  RENO
     Albany                                       NY  134  ALBANY
     Buffalo                                      NY  140  BUFFALO
     New York                                     NY  132  NEW YORK METRO
     Poughkeepsie                                 NY  133  POUGHKEEPSIE
     Rochester                                    NY  974  ROCHESTER
     Syracuse                                     NY  136  SYRACUSE
     Utica                                        NY  136  SYRACUSE

                            CONFIDENTIAL TREATMENT

     White Plains                                 NY  132  NEW YORK METRO
     Akron                                        OH  325  AKRON
     Cincinnati                                   OH  922  CINCINNATI
     Cleveland                                    OH  320  CLEVELAND
     Columbus                                     OH  324  COLUMBUS
     Dayton                                       OH  328  DAYTON
     Toledo                                       OH  326  TOLEDO
     Youngstown                                   OH  322  YOUNGSTOWN
     Oklahoma City                                OK  536  OKLAHOMA CITY
     Tulsa                                        OK  538  TULSA
     Eugene                                       OR  670  EUGENE
     Medford                                      OR  670  EUGENE
     Portland                                     OR  672  PORTLAND
     Salem                                        OR  672  PORTLAND
     Harrisburg                                   PA  226  CAPITOL,PA
     Philadelphia                                 PA  228  PHILADELPHIA
     Pittsburgh                                   PA  234  PITTSBURGH
     Greenville                                   SC  430  GREENVILLE
     Chattanooga                                  TN  472  CHATTANOOGA
     Nashville                                    TN  470  NASHVILLE
     Austin                                       TX  558  AUSTIN
     Bryan                                        TX  570  HEARNE
     Dallas                                       TX  552  DALLAS
     El Paso                                      TX  540  EL PASO
     Ft. Worth                                    TX  552  DALLAS
     Houston                                      TX  560  HOUSTON
     Mexia                                        TX  556  WACO
     San Antonio                                  TX  566  SAN ANTONIO
     Provo                                        UT  660  UTAH
     Salt Lake City                               UT  660  SALT LAKE CITY
     Fredericksburg                               VA  246  CULPEPER
     Portsmouth                                   VA  252  NORFOLK
     Richmond                                     VA  248  RICHMOND
     Seattle                                      WA  674  SEATTLE
     Eau Claire                                   WI  352  NORTHWEST WI
     Green Bay                                    WI  350  NORTHEAST WI
     Milwaukee                                    WI  356  SOUTHEAST WI

                                   EXHIBIT B

                           IRU Fee Payment Schedule



1. The IRU fee for each Segment shall be paid in accordance with the following schedule:
  i)
     ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT##
  % upon execution of the IRU Agreement.
  ii)
  ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR
CONFIDENTIAL TREATMENT##
  % upon commencement of the construction of a Segment.
  iii)
  ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR
CONFIDENTIAL TREATMENT##
  % upon completion of conduit installation of such Segment.
  iv)
  ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR
CONFIDENTIAL TREATMENT##
  % upon completion of fiber cable placement in such Segment.
  v)
  ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR
CONFIDENTIAL TREATMENT##
  % upon completion of fiber splicing and completion of civil

                            CONFIDENTIAL TREATMENT

  construction in such Segment.
  vi)
  ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT##
  % on the Acceptance Date for such Segment.
  2. The IRU fee for Segment 23 shall be paid in accordance with the following schedule:
i)
  ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT##
  % upon execution of the IRU agreement.
  ii)
  ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT##
  % upon the Acceptance Date for the first 12 Dark Fibers delivered in accordance with Exhibit A.
  iii)
   ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT##
  % upon the Acceptance Date for the second 12 Dark Fibers delivered in accordance with Exhibit A.
  3. For purposes of determining the occurrence of the construction milestones triggering payment obligations hereunder, the following shall apply:
i) Commencement of construction of a Segment shall mean the establishment of a field office followed promptly by mobilization of either in-house crews or the subcontract of a construction manager.
  ii) Completion of conduit installation shall mean the completion of installation of the conduit system for the Segment, with handholds and manholes, ready for Cable pulling.
  C. Completion of fiber cable placement shall mean the fiber cable is either pulled into the conduit or completely installed in aerial installation, but without splicing. In the event of aerial construction, the IRU Fee installment otherwise due upon completion of conduit installation shall be due and payable at the same time as the installment due upon completion of fiber cable placement.
  D. Completion of fiber splicing and civil construction shall mean all fibers are spliced and ready for testing and civil facilities are ready for the customer to occupy and install their equipment.
  E. Acceptance Date shall have the meaning established in the IRU Agreement.
  IV.   The IRU Fee shall be calculated at the rate of $
##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## per mile.
V. Upon execution of the IRU Agreement, GTE shall pay QWEST an amount equal to the sum of all payments due pursuant to Section 1 clauses (ii), (iii), (iv), (v), and (vi) of this Exhibit B for each Segment for which construction has commenced.

                                   EXHIBIT C

                          Construction Specifications

1.0   General.

 The intent of this document is to outline the specifications for construction of a fiber optic cable system. In all cases, the standards contained in this document or the standards of the federal, state, local or private agency having jurisdiction, whichever is stricter, shall be followed.

                            CONFIDENTIAL TREATMENT

2.0   Material.

 Steel or PVC conduit shall be minimum schedule ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## wall thickness.

 Any exposed steel conduit, brackets or hardware (i.e., bridge attachments) shall be ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT##.

 Handholes shall have a minimum ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## loading rating or ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## with ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## to ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## inches of cover.

 Manholes shall have a minimum ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## loading rating.

 Innerducts used shall be ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## or ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT##.

 Buried cable warning tape shall be ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## wide and display ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT##.

 Warning signs will display ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT##.

 Fiber optic cable shall be ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT##.

 3.0  Minimum Depths.

 Minimum cover required in the placement of conduit shall be ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## inches, except in the following instances:

                            CONFIDENTIAL TREATMENT

 (a) The minimum cover in borrow ditches adjacent to roads, highways, railroads and interstate highways is ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## inches below the cleanout line or existing grade, whichever is greater.

 (b) The minimum cover across streams, river washes and other waterways is ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## inches below the cleanout line or existing grade, whichever is greater. Steel conduit will be placed at all such crossings unless the crossing is directional bored.

 (c) At locations where conduit crosses other subsurface utilities or other structures, the conduit shall be installed to provide a minimum of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## inches of vertical clearance and applicable minimum depth can be maintained; otherwise, the conduit will be installed under the existing utility or other structure. If, however, ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## inches cannot be obtained, the cable shall be encased in steel pipe rather than conduit. No fiber optic cable shall be buried without being surrounded by conduit or steel pipe.

 (d) In rock, the conduit shall be placed to provide a minimum of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## inches below the surface of the solid rock, or provide a minimum of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## inches of total cover, whichever requires the least rock excavation. PVC or HDPE conduit will be backfilled with ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## inches of select materials (padding) in rock areas.

 (e) In the case of the use/conversion of existing steel pipelines or salvaged conduit systems, the existing depth shall be considered adequate.

4.0   Buried Cable Warning Tape.

 All conduit will be installed with buried cable warning tape except where existing steel pipelines or salvaged conduit systems are used. The warning tape shall generally be placed at a depth of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## inches below grade and directly above the conduit.

5.0   Conduit Construction.

 Conduits may be placed by means of trenching, plowing, jack and bore, or directional bore. Conduits will generally be placed on a level grade parallel to the surface, with only gradual changes in grade elevation.

 Steel conduit will be joined with ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR

                            CONFIDENTIAL TREATMENT

CONFIDENTIAL TREATMENT##.

 All paved city, state, federal and interstate highways and railroad crossings will be encased in steel conduit. If the crossing is at grade, steel is not required if the cable is placed with ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## feet of cover or more, and the crossing is directional bored. All crossings of major streams, rivers, bays and navigable waterways will be placed in ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## conduit.

 At all foreign utility/underground obstacle crossings, ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## conduit will be placed and will extend at least ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## feet beyond the outer limits of the obstacle in both directions.

 All jack and bores will use steel conduit.

 All directional bores will use ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## conduit.

 Any cable placed in rock will be placed in ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## conduit.

 Any cable placed in swamp or wetland areas will be placed in ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## conduit.

 All conduits placed on bridges will be ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT##.

 All conduits placed on bridges shall have expansion joints placed ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## or at least every ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR

                            CONFIDENTIAL TREATMENT

CONFIDENTIAL TREATMENT## feet, whichever is the shorter distance.

6.0   Innerduct Installation.

 Innerduct(s) shall be installed in all steel conduits. No cable will be placed directly in any split/solid steel conduit without innerduct.

 Innerduct(s) shall extend beyond the end of all conduits a minimum of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## inches.

7.0   Cable Installation.

 The fiber optic cable shall be installed using a powered pulling winch and hydraulic-powered assist pulling wheels. The maximum pulling force to be applied to the fiber optic cable shall be ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## pounds.

 Bends of small radii (less than 20 times the outside diameter of the cable) and twists that may damage the cable shall be avoided during cable placement.

 The cable shall be lubricated and placed in accordance with the cable manufacturer specifications.

 A pulling swivel break-away rated at ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## pounds shall be used at all times.

 All splices will be contained in a handhole or manhole.

 A minimum of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## meters of slack cable will be left in all intermediate handholes or manholes.

 A minimum of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## meters of slack cable will be left in all splice locations.

 A minimum of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## meters of slack cable will be left in all facility locations (i.e., POP sites, switch sites, regens or CEVs).

8.0   Manholes and Handholes.

 Manholes shall be placed in traveled surface streets and shall have locking lids.

 Handholes shall be placed in all other areas and be installed with a minimum of

                            CONFIDENTIAL TREATMENT

##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## inches of soil covering the lid.

9.0   EMS Markers.

 EMS markers shall be placed 6 inches directly above the lid of all buried handholes and assist points. EMS markers fabricated into the lids of handholes are acceptable.

10.0  Cable Markers (Warning Signs).

 Cable markers (with the same information as buried cable warning tape) shall be installed at all changes in cable running line direction, splices, waterways, subsurface utilities, handholes and at both sides of street, highway, bridge or railroad crossings. At no time shall any markers be spaced more than ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## feet apart in metro areas and ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## feet apart in non-metro areas. Markers shall be positioned so that they can be seen from the location of the cable and generally set facing perpendicular to the cable running line.

11.0  Compliance.

 All work will be done in strict accordance with federal, state, local and applicable private rules and laws regarding safety and environmental issues, including those set forth by OSHA and the EPA. In addition, all work and the resulting fiber system will comply with the current requirements of all governing entities (FCC, NEC, DEC and other national, state and local codes).

12.0  As Built Drawings.

 As built drawings will contain a minimum of the following:

   1) Information showing the location of running line, relative to permanent landmarks, including but not limited to, railroad mileposts, boundary crossings and utility crossings.

   2)   Splice locations

   3)   Manhole and handhole locations

   4)   Conduit information (type, length, expansion joints, etc.)

   5) Cable information (manufacturer, type of fiber, type of cable, fiber assignments, final cable lengths)

   6)   Notation of all deviations from specifications (depth, etc.)

   7) ROW detail (type, centerline distances, boundaries, waterways, road crossings, known utilities and obstacles)

   8)   Cable marker locations and stationing

   9)   Regeneration locations and floorplans to include FDP

                            CONFIDENTIAL TREATMENT

     assignments (also labeled on site)

 Drawings will be updated with actual field data during and after construction.

 Metro areas scale shall not exceed 1 inch = 200 feet.

 Rural areas scale shall not exceed 1 inch = 500 feet.

 As-builts will be provided within ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## days after acceptance, in both hard copy and electronic format (Auto-CAD version 13.0 or later). Updates to the as-builts will be provided within ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## days of completion of change, like a relocation project.

13.0  Aerial Construction.

 Subject to prior approval by both parties (which approval shall not be unreasonably withheld), aerial construction methods will only be used when buried construction techniques are impractical due to environmental conditions, schedule or economic considerations, right-of-way issues, or code restrictions. The parties acknowledge that aerial construction on utility towers (not utility poles) using optical groundwire or all dielectric self-support methods may be used without GTE approval provided QWEST agrees to give GTE reasonable prior notice of its decision to use such aerial methods.

 Aerial design standards and construction techniques will conform with industry-accepted practices for aerial fiber optic cable systems. All aerial plant must comply with applicable national (NEC, NESC, etc.), state and local codes.

 The fiber optic cable placed on an aerial system shall be armored and designed for aerial applications.

 The cable will be placed in accordance with manufacturer specifications. Cable tension will be monitored during placement. Cable rollers will be placed at a maximum interval of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## feet. Cable expansion loops will be placed at every pole. Cable identification/warning tags will be placed at every pole. All cable splices will be buried in handholes or manholes.

 Cable sheath to suspension strand bonds and grounding will be performed at the first and last pole of the system and at ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## mile intervals.

 Fiber optic cable at all riser poles will be protected with galvanized steel U-guard from ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## inches below grade to a point

                            CONFIDENTIAL TREATMENT

##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## inches below the suspension strand. Conduit sweeps will be used to transition from the U-guard to either a handhole or manhole.

 All aerial plant will be designed and constructed with 10M EHS (Class A galvanized) suspension strand unless otherwise dictated by the pole owners or field conditions. The fiber optic cable will be double lashed to the suspension strand using 45 mil stainless lashing wire.

 Span length shall account for storm loading (wind and ice) in accordance with zones outlined in NESC code. Sags and tensions will be calculated in accordance with industry accepted practices and account for strand size, span length, ambient temperature at placement and loading. The suspension strand will be tensioned with a strand dynamometer. A catenary suspension system may be used if the system exceeds maximum span length specifications.

 Prior to attachment to any existing pole line, the system will be inspected for compliance with applicable codes and standards, as well as the physical condition of the poles and existing hardware. Any make-ready work will be reviewed with the pole owner and specifically addressed prior to construction.

 If a pole line need be constructed, the preferred poles will be Class 4 (40 feet) and Class 5 (35 feet). Use of the preferred poles will make it unnecessary to calculate pole loading (horizontal, vertical and bending moments) in most field conditions. Some unusual conditions may require the use of a stronger class pole. Depth of placement will be dictated by soil conditions, slope of terrain and length of pole. Poles will be guyed in accordance with industry-accepted standards. All pole attachment hardware will be galvanized steel.

 Aerial cable will be placed below power attachments and above all other attachments unless otherwise dictated by the pole owner. Pole contact clearances and locations will be dictated by current NESC code and the presence of existing attachments; however, the following minimum objective clearances will apply:

   a) Power line -##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## inches (below)
   b) Non-current carrying power line -##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## inches
   c) Telephone, CATV and other signal lines -##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## inches (above) Verticle clearances for crossings or parallel lines will be dictated by current NESC code; however, the objective clearance for most objects (roads, alleys, etc.) Is ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## feet (at 100 F) with the exception of railroad tracks and waterways which have an objective of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## feet (at
100 F).

                            CONFIDENTIAL TREATMENT

14.0  Approval of Deviations From Specifications.

QWEST will seek the approval of GTE, which approval shall not be unreasonably withheld or delayed, prior to undertaking any construction which will deviate from the Construction Specifications set forth in this Exhibit C.

EXHIBIT D

Fiber Cable Splicing, Testing and Acceptance Procedures
1. All splices will be performed with an industry-accepted fusion splicing machine. Qwest will perform two stages of testing during the construction of a new fiber cable route. Initially, OTDR tests will be taken from one direction. As soon as fiber connectivity has been achieved to both regen sites, Qwest will verify and record the continuity of all fibers. Qwest will take and record power level readings on all fibers in both directions. Qwest will bi-directional OTDR test all fibers.

2. During the initial construction, it is only possible to measure the fiber from one direction. Because of this, splices will be qualified during initial construction with an OTDR from only one direction. The profile alignment system or light injection detection system on the fusion splicer may be used to qualify splices as long as a close correlation to OTDR data is established. The pigtails will also be qualified at this stage using an OTDR and a minimum 1 km launch reel. All measurements at this stage in construction will be taken at ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## nm.

3. After Qwest has provided end-to-end connectivity on the fibers, bi-directional span testing will be done. These measurements must be made after the splice manhole or handhole is closed in order to check for macro-bending problems. Continuity tests will be done to verify that no fibers have been "frogged" or crossed in any of the splice points. Once the pigtails have been spliced, loss measurements will be recorded using an industry-accepted laser source and a power meter. OTDR traces will be taken and splice loss measurements will be recorded. Qwest will also store OTDR traces on diskette and on data sheets. Laser Precision format will be used on all traces. Qwest will provide three copies of all data sheets and tables, and one set of diskettes with all traces.

a. The power loss measurements shall be made at ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## nm, and performed bi-directionally.

b. OTDR traces shall be taken in both directions at ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## nm.

 4.   The splicing standards are as follows:

a. The loss value of the pigtail connector and its associated splice will not exceed ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## dB. This value does not include the insertion loss from its connection to the FDP. For values greater than this, the splice will be broken and respliced

                            CONFIDENTIAL TREATMENT

until an acceptable loss value is achieved. If, after five attempts, Qwest is not able to produce a loss value less than ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## dB, the splice will be marked as Out-of-Spec ("OOS") on the data sheet. Each splicing attempt shall be documented on the data sheet.

b. During initial uni-directional OTDR testing, the objective for each splice is a loss of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## or less. If, after three attempts, Qwest is not able to produce a loss value of less than ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## dB, then ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## dB will be acceptable. If, after two additional attempts, a value of less than ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## dB is not achievable, then the splice will be marked as OOS on the data sheet. Each splicing attempt shall be documented on the data sheet.

c. During end-to-end testing of a span (a span shall be FDP to FDP), the objective for each splice is a bi-directional average loss of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## dB or less.

d. The standard for each fiber within a span shall be an average bi-directional loss of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## dB or less for each splice. For example, if a given span has 10 splices, each fiber shall have total bi-directional loss (due to the 10 splices) of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## or less. Each individual splice may have a bi-directional loss of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## dB or less, but the average bi-directional splice loss across the span must be ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## dB or less.

5. The entire fiber optic cable system shall be properly protected from foreign voltage and grounded with an industry-accepted system. The current system in use by Qwest is depicted in the attached schematic-DWG No. SAH-1 (typical for Surge Arrestor HH Placement).

6. Customer fiber assignments will be consecutive in count and in a separate buffer tube (or ribbon or fiber bundles) from others. The maximum number of fibers within a single buffer tube (or ribbon or fiber bundles) shall be 12.

7. The fibers shall be terminated to the FDP with Ultra FC-PC connectors, unless another type of connector is specified. The pigtails shall be manufactured with the same glass as the backbone cable to minimize splice loss.

                            CONFIDENTIAL TREATMENT

                                   EXHIBIT E

                             Fiber Specifications
       [This exhibit contains product specification information that is largely set forth in graphic format]

                                  EXHIBIT E-1

                           Fiber Deployment Diagram
[Exhibit E-1 is a map of the United States with the heading "Fiber Deployment Diagram" showing state lines and routes of the fiber optic network upon completion.]


                                   EXHIBIT F

                  Specifications for Regeneration Facilities


  Qwest will install modular, prefabricated, conditioned space along the right-of-way to house regenerations and other electronic equipment (supplied by User) necessary for the operation of the Qwest System.

 Regeneration site facilities consist of ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## square feet of caged space in such facilities with separate, lockable, secured 24 hour access. The buildings will be ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## feet wide by approximately ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## feet interior length to provide such square footage. Also included is access to ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## amps of DC power provided from a common source backed up by a standby generator as described below. To the extent provided in the Agreement, any additional space and/or power required may be made available, with User responsible for QWEST'S incremental cost. Following are the general specifications of the buildings and support equipment.

 Standard production, metal-framed buildings with steel substructure or concrete; bullet resistant to 30-06 slugs from 15 feet; walls and ceilings R-19 insulated.

Security-type weatherproof exterior light fixtures, equipped with motion sensors.

Building is equipped with Marvair Compact II or equivalent redundant HVAC units.

The building platform comes equipped with an external ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## kw backup generator designed to provide power during emergency periods. The generator fuel tanks will have a minimum ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## gallon capacity. As part of the normal maintenance, the generator will be exercised twice monthly, running on a load bank for a minimum

                            CONFIDENTIAL TREATMENT

 of
 ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR
CONFIDENTIAL TREATMENT##
 .

 Fire extinguishers are provided one inside the main door, and one located near the HVAC systems.

 A fire suppression system (FM-200) will be in place as the main overall fire protection coverage.

  The building will have an earth ground termination bar (safety green wire ground) terminated to building steel and/or driven ground rod.

  The building will be equipped with A/C duplex isolated outlets for testing and miscellaneous equipment. Such outlets shall be national electronic code and placed every 6 feet around perimeter walls.

 The building will have sufficient lighting.

 Two properly sized cable racks will be installed, one from the DC power source and once from the FDP. Qwest will run properly sized cables from the common DC power plant to the User-supplied fuse panel in the User space.

 DC power in the amount of
  ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT##
  amps shall be provided based upon a one (1) for N rectifier format
  (i.e.,
  ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT##
  amp units or
  ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT##
  amp units). A battery plant capable of handling the load for a minimum of four (4) hours to ensure uninterruptable power will be installed in the building. At remote regeneration locations, QWEST will also provide a battery plant designed to provide at least
  ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT##
  , and
  ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT##
  at all other locations, in both cases with sufficient generator fuel to provide
  ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT##
  backup in the event of a power outage. The battery plant shall incorporate load disconnect protection and batteries capable of recharging in 12 hours. The battery plant shall also include dual battery strings with battery disconnects for maintenance purposes.

  Power will be monitored twenty-four (24) hours per day, seven (7) days a week.

   Each party's fibers will be terminated in a separate bulkhead module within the QWEST fiber distribution panel.

  Upon execution of the IRU Agreement, the parties will finalize the locations of the regeneration facilities in accordance with
  Section 7.2 of the IRU Agreement.
                Estimated   Points

                            CONFIDENTIAL TREATMENT

 Segment                                   Route       of
Amplifier
   No.    Segment                          Miles     Presence
Sites


                                   Exhibit G
                        POP/Regeneration Facility Sites



Segment                                       Estimated   Points
                                                Route       of      Amplifier
  No.    Segment                                Miles    Presence     Sites

 1A     Chicago to Detroit                        305
          Chicago to South Bend                              2          1
          South Bend to Battle Creek                         1          1
          Battle Creek to Detroit                            1          2

 1B     Detroit to Cleveland                      165
          Detroit to Toledo                                  1          0
              Toledo to Cleveland                            1
 1C     Cleveland to Pittsburgh                   162         1         0
            Akron to Youngstown                               1         0
            Youngstown to Pittsburgh                          1         0

 1D     Pittsburgh to Philadelphia                356
           Pittsburgh to Harrisburg                          1          3
           Harrisburg to Philadelphia                        1          1
 1E     Philadelphia to Washington                138
        Philadelphia to Baltimore                            2          0
           Baltimore to Washington                           1          0

 2A     Cleveland to Columbus                     133        1          2

 2B     Columbus to Cincinnati                    125
           Columbus to Dayton                                1         1
           Dayton to Cincinnati                              1         0

 4      Indianapolis to Chicago                   215        1         3

 5      Indianapolis to St. Louis                 248        1         4

 6      St. Louis to Kansas City                  297        1         4

 7      Kansas City to Topeka                      75        1         0

 8      Topeka to Denver                          565        1         9

 9A     Denver to Grand Junction                  271        1         4

 9B     Grand Junction to Salt Lake City          295
                         Grand Junction to Provo             1         4
           Provo to Salt Lake City                           1         0

10A     Salt Lake City to Reno                    575        1         9

10B     Reno to Roseville                         136        1         2

11A     Roseville to Oakland                      111
           Roseville to Sacramento                           1         0
           Sacramento to Oakland                             1         1

11B     Oakland to San Jose                        43        1         0

                            CONFIDENTIAL TREATMENT

12A     San Jose to Salinas                        71         1          1

12B     Salinas to San Luis Obispo                132         1          2

12C     San Luis Obispo to Santa Barbara          119         1          1

12D     Santa Barbara to Los Angeles              107         1          1

13A     Los Angeles to Anaheim                     32         1          0

13B     Anaheim to San Diego                      132         1          2

13C     San Diego to Yuma                         235         1          3

13D     Yuma to Phoenix                           187         1          3

14A     Phoenix to Tucson                         123         1          1

14B     Tucson to El Paso                         310         1          5

15A     El Paso to San Antonio                    586         1          9

15B     San Antonio to Austin                      85         1          1

15C     Austin to Houston                         221         1          3

16      Houston to Dallas                         269
             Houston to Bryan                                 1          1
             Bryan to Dallas                                  1          2

17A     Dallas to Oklahoma City                   264         1          0
             Ft. Worth to Oklahoma City                       1          3

17B     Oklahoma City to Tulsa                    119         1          1

17C     Tulsa to Kansas City                      256         1          4

18      Cincinnati to Indianapolis                117         0          1

23      Denver to El Paso                         746
           Denver to Colorado Springs                         1          0
           Colorado Springs to Pueblo                         1          0
           Pueblo to Lamy                                     1          4
           Lamy to Albuquerque                                1          0
           Albuquerque to El Paso                             0          4
           Lamy to Santa Fe                                   1          0

24A     Sacramento to Chico                        98         1          1

24B     Chico to Redding                           75         1          0

24C     Redding to Medford                        177         1          2

24D     Medford to Eugene                         206         1          3

24E     Eugene to Portland                        123
           Eugene to Salem                                    0
           Salem to Portland                                  1          0

25      Portland to Seattle                       182         1          2

27      San Jose to San Francisco                  56         1          0

28A     Boston to Albany                          208         2          3

28B     Albany to Buffalo                         298

                            CONFIDENTIAL TREATMENT

             Albany to Syracuse                               2          1
             Syracuse to Rochester                            1          1
             Rochester to Buffalo                             1          0

28C     Buffalo to Cleveland                      197         0          3

29      Albany to New York City                   157         3          1

30      New York City to Philadelphia              95         2          0

21A     Chicago to Milwaukee                       84         1          1

21B     Milwaukee to Green Bay                    118         1          1

21C     Green Bay to Minneapolis                  295
             Green Bay to Eau Claire                          1          3
             Eau Claire to Minneapolis                        1          1

21D     Minneapolis to Des Moines                 281
             Minneapolis to Owatonna                          1          1
             Owatonna to Des Moines                           1          3

22C     Des Moines to Omaha                       140         1          2

22D     Omaha to Topeka                           224
             Omaha to Lincoln                                 1          1
             Lincoln to Topeka                                0          2


 3      Cincinnati to Louisville                  107         0          1

19A     Louisville to Nashville                   189
             Louisville to Bowling Green                      1          1
             Bowling Green to Nashville                       1          0

19B     Nashville to Chattanooga                  147         1          2

19C     Chattanooga to Atlanta                    137         1          2

20A     Atlanta to Charlotte                      261
             Atlanta to Greenville                            1          2
             Greenville to Charlotte                          1          1

20B     Charlotte to Raleigh                      174
             Charlotte to Greensboro                          1          1
             Greensboro to Raleigh                            1          1

20C     Raleigh to Richmond                       301
             Raleigh to Rocky Mount                           1          0
             Rocky Mount to Portsmouth                        1          1
             Portsmouth to Richmond                           1          1

20D     Richmond to Washington                    110
             Richmond to Fredericksburg                       1          0
             Fredericksburg to Washington                     0          0

        Total                                  12,766        93        149



                                   EXHIBIT H

            Qwest System Maintenance Specifications and Procedures

                            CONFIDENTIAL TREATMENT

 Any party responsible for providing maintenance of the Qwest System hereunder shall be referred to herein as the "Service Provider". The Party receiving maintenance services from the Service Provider hereunder shall be referred to herein as the "Service Recipient". All other capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the IRU Agreement of which this Exhibit forms a part.

 1.   Maintenance.

      (a) Scheduled Maintenance. Routine maintenance and repair of the Qwest System described in this section ("Scheduled Maintenance") shall be performed by or under the direction of Service Provider, at Service Provider's reasonable discretion or at Service Recipient's request. Scheduled Maintenance shall commence with respect to each Segment upon the effective date of the grant of the IRU therein, as provided in the IRU Agreement. Scheduled Maintenance shall include the following activities:

           (i) Patrol of Qwest System route on a regularly scheduled basis, which will be weekly unless hyrail access is necessary, in which case, it will be quarterly;

           (ii)  Maintenance of a "Call-Before-You-Dig"
program and all required and related cable locates;

           (iii) Maintenance of sign posts along the Qwest System right-of-way with the number of the local "Call-Before-You-Dig" organization and the "800" number for Qwest's
"Call-Before-You-Dig" program; and

           (iv) Assignment of fiber maintenance technicians to locations along the route of the Qwest System at approximately
##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR
CONFIDENTIAL TREATMENT##
intervals dependent upon terrain and accessability.

      (b) Unscheduled Maintenance. Non-routine maintenance and repair of the Qwest System which is not included as Scheduled Maintenance ("Unscheduled Maintenance"), shall be performed by or under the direction of Service Provider. Unscheduled Maintenance shall commence with respect to each Segment upon the effective date of the grant of the IRU therein, as provided in the IRU Agreement. Unscheduled Maintenance shall consist of:

           (i)  "Emergency Unscheduled Maintenance" in
response to an alarm identification by Service Provider's
Operations Center, notification by Service Recipient or notification by any third party of any failure, interruption or impairment in the operation of the Qwest System, or any event imminently likely to cause the failure, interruption or impairment in the operation of the Qwest System.

           (ii) "Non-Emergency Unscheduled Maintenance" in response to any potential service-affecting situation to prevent any failure, interruption or impairment in the operation of the Qwest System.

 Service Recipient shall immediately report the need for Unscheduled Maintenance to Service Provider in accordance with procedures promulgated by Service Provider from time to time. Service Provider will log the time of Service Recipient's report, verify the problem and dispatch personnel immediately to take corrective action.

 2.   Operations Center.

                            CONFIDENTIAL TREATMENT

   Service Provider shall operate and maintain an Operations Center ("OC") staffed twenty-four (24) hours a day, seven (7) days a week by trained and qualified personnel.
Service Provider's maintenance employees shall be available for dispatch twenty-four (24) hours a day, seven (7) days a week. Service Provider shall have its first maintenance employee at the site requiring Emergency Unscheduled Maintenance activity within ##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## after the time Service Provider becomes aware of an event requiring Emergency Unscheduled Maintenance, unless delayed by circumstances beyond the reasonable control of Service Provider. Service Provider shall maintain a toll-free telephone number to contact personnel at the OC. Service Provider's OC personnel shall dispatch maintenance and repair personnel along the system to handle and repair problems detected in the Qwest System, (i) through the Service Recipient's remote surveillance equipment and upon notification by Service Recipient to Service Provider, or
(ii) upon notification by a third party.

 3.   Cooperation and Coordination.

     (a)  Service Recipient shall utilize an Operations
Escalation List, as updated from time to time, to report and seek immediate initial redress of exceptions noted in the performance of Service Provider in meeting maintenance service objectives.

     (b) Service Recipient will, as necessary, arrange for unescorted access for Service Provider to all sites of the Qwest System, subject to applicable contractual, underlying real property and other third-party limitations and restrictions.

     (c)  In performing its services hereunder, Service
Provider shall take workmanlike care to prevent impairment to the signal continuity and performance of the Qwest System. The precautions to be taken by Service Provider shall include notifications to Service Recipient. In addition, Service Provider shall reasonably cooperate with Service Recipient in sharing information and analyzing the disturbances regarding the cable and/or fibers. In the event that any Scheduled or Unscheduled Maintenance hereunder requires a traffic roll or reconfiguration involving cable, fiber, electronic equipment, or regeneration or other facilities of the Service Recipient, then Service Recipient shall, at Service Provider's reasonable request, make such personnel of Service Recipient available as may be necessary in order to accomplish such maintenance, which personnel shall coordinate and cooperate with Service Provider in performing such maintenance as required of Service Provider hereunder.

     (d) Service Provider shall notify Service Recipient at least ten (10) business days prior to the date in connection with any PSWP of any Scheduled Maintenance and as soon as possible after becoming aware of the need for Unscheduled Maintenance. Service Recipient shall have the right to be present during the performance of any Scheduled Maintenance or Unscheduled Maintenance so long as this requirement does not interfere with Service Provider's ability to perform its obligations under this Agreement. In the event that Scheduled Maintenance is canceled or delayed for whatever reason as previously notified, Service Provider shall notify Service Recipient at Service Provider's earliest opportunity, and will comply with the provisions of the previous sentence to reschedule any delayed activity.

 4.   Facilities.

      (a)  Service Provider shall maintain the Qwest System

                            CONFIDENTIAL TREATMENT

in a manner which will permit Service Recipient's use, in accordance with the terms and conditions of the IRU Agreement, of the IRU, the User Fibers and the Associated Property required to be provided under the terms of the IRU Agreement.

      (b) Except to the extent otherwise expressly provided in the IRU Agreement, Service Recipient will be solely responsible for providing and paying for any and all maintenance of all electronic, optronic and other equipment, materials and facilities used by Service Recipient in connection with the operation of the Dark Fibers, none of which is included in the maintenance services to be provided hereunder.

 5.   Cable/Fibers.

      (a)  Service Provider shall perform appropriate
Scheduled Maintenance on the Cable contained in the Qwest System in accordance with Service Provider's then current preventative maintenance procedures as agreed to by Service Recipient, which shall not substantially deviate from standard industry practice.

      (b)  Service Provider shall have qualified
representatives on site any time Service Provider has reasonable advance knowledge that another person or entity is engaging in construction activities or otherwise digging within five (5) feet of the Cable.

      (c) Service Provider shall maintain sufficient capability to teleconference with Service Recipient during an Emergency Unscheduled Maintenance in order to provide regular communications during the repair process. When correcting or repairing Cable discontinuity or damage, including but not limited to in the event of Emergency Unscheduled Maintenance, Service Provider shall use reasonable efforts to repair traffic-affecting discontinuity within
##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## after the Service Provider maintenance employee's arrival at the problem site. In order to accomplish such objective, it is acknowledged that the repairs so effected may be temporary in nature. In such event, within
##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## after completion of any such Emergency Unscheduled Maintenance, Service Provider shall commence its planning for permanent repair, and thereafter promptly shall notify Service Recipient of such plans, and shall implement such permanent repair within an appropriate time thereafter. Restoration of open fibers on fiber strands not immediately required for service shall be completed on a mutually agreed-upon schedule. If the fiber is required for immediate service, the repair shall be scheduled for the next available Planned Service Work Period (PSWP).

      (d) In performing repairs, Service Provider shall comply with the splicing specifications as set forth in Exhibit
D. Service Provider shall provide to Service Recipient any modifications to these specifications as may be necessary or appropriate in any particular instance for Service Recipient's approval, which approval shall not be unreasonably withheld.

      (e) Service Provider's representatives that are responsible for initial restoration of a cut Cable shall carry on their vehicles the typically appropriate equipment that would enable a temporary splice, with the objective of restoring operating capability in as little time as possible. Service Provider shall maintain and supply an inventory of spare Cable in storage facilities supplied and maintained by Service Provider at

                            CONFIDENTIAL TREATMENT

strategic locations to facilitate timely restoration.

 6.   Planned Service Work Period (PSWP).

   Scheduled Maintenance which is reasonably expected to produce any signal discontinuity must be coordinated between the parties. Generally, this work should be scheduled after midnight and before 6:00 a.m. local time. Major system work, such as fiber rolls and hot cuts, will be scheduled for PSWP weekends. A calendar showing approved PSWP will be agreed upon in the last quarter of every year for the year to come. The intent is to avoid jeopardy work on the first and last weekends of the month and high-traffic holidays.

 7.   Restoration.

      (a) Service Provider shall respond to any interruption of service or a failure of the Dark Fibers to operate in accordance with the specifications set forth in Exhibit D (in any event, an "Outage") as quickly as possible (allowing for delays caused by circumstances beyond the reasonable control of Service Provider) in accordance with the procedures set forth herein.

      (b) When restoring a cut Cable in the Qwest System, the parties agree to work together to restore all traffic as quickly as possible. Service Provider, promptly upon arriving on the site of the cut, shall determine the course of action to be taken to restore the Cable and shall begin restoration efforts. Service Provider shall splice fibers tube by tube or ribbon by ribbon or fiber bundle by fiber bundle, rotating between tubes or ribbons operated by the separate Interest Holders (as defined in paragraph 9(a)), including Service Recipient, in accordance with the following described priority and rotation mechanics; provided that, lit fibers in all buffer tubes or ribbons or fiber bundles shall have priority over any dark fibers in order to allow transmission systems to come back on line; and provided further that, Service Provider will continue such restoration efforts until all lit fibers in all buffer tubes or ribbons are spliced and all traffic restored. In general, priority among Interest Holders affected by a cut shall be determined on a rotating restoration-by-restoration and Segment-by-Segment basis, to provide fair and equitable restoration priority to all Interest Holders, subject only to such restoration priority to which Qwest is contractually obligated prior to the date of the Agreement. Service Provider shall use all reasonable efforts to implement a Qwest System-wide rotation mechanism on a Segment-by-Segment basis so that the initial rotation order of the Interest Holders in each Segment is varied (from earlier to later in the order), such that as restorations occur, each Interest Holder has approximately equivalent rotation order positions across the Qwest System. Additional participants in the Qwest System that become Interest Holders after the date hereof shall be added to the restoration rotation mechanism.

      (c) The goal of emergency restoration splicing shall be to restore service as quickly as possible. This may require the use of some type of mechanical splice, such as the "3M Fiber Lock" to complete the temporary restoration. Permanent restorations will take place as soon as possible after the temporary splice is complete.

 8.   Subcontracting.

   Service Provider may subcontract any of the maintenance services hereunder; provided that Service Provider shall require the subcontractor(s) to perform in accordance with the requirement and procedures set forth herein. The use of any such

                            CONFIDENTIAL TREATMENT

subcontractor shall not relieve Service Provider of any of its obligations hereunder.

 9.   Fees and Costs.

      (a) Scheduled Maintenance Fees. The fees payable for any and all Scheduled Maintenance hereunder shall be determined in accordance with the following provisions. During any time after the Acceptance Date for any Segment but subject to paragraph 10 below, Qwest shall be the Service Provider and provide Scheduled Maintenance at a cost not to exceed $
##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT## per route mile per year, subject to the CPI adjustment described below (the "Qwest Fixed Fee") and Unscheduled Maintenance as provided in subparagraph 9 below. The Scheduled Maintenance fee payable by Service Recipient shall be equal to a pro rata share of Qwest's Costs based first upon the number of conduits so maintained by Qwest and included in such Costs and second upon the number of Interest Holders (as defined in Section 10.4 of the Agreement) in the portion of the Qwest System so maintained by Qwest and included in such Costs; provided however, the total fee shall in no event exceed the amount of the Qwest Fixed Fee as adjusted by the CPI-U Adjustment.

 A quarter of the first such Scheduled Maintenance fee with respect to each Segment will be due and payable thirty (30) days after the Acceptance Date with respect to such Segment. Thereafter, one quarter of such fee shall be due quarterly. All fees shall be paid by Service Recipient within thirty (30) days of receipt of invoice therefor. The Qwest Fixed Fee, if applicable, may be adjusted annually, in Qwest's Sole discretion, beginning with the first anniversary date of the execution date of this Agreement, for increases in the United States Bureau of Labor Statistics, CPI-U All Services Index (unadjusted), as originally published. Said adjustment shall be hereinafter referred to as "CPI-U Adjustment". Such fee, as adjusted by the CPI-U Adjustment, shall be equal to the product of the fee specified herein multiplied by the fraction (i) whose numerator is the CPI-U All Services for March of the previous calendar year for which the adjustment to the fee is being made, and (ii) whose denominator is the CPI-U All Services for March of the preceding year. The adjusted fee shall remain in effect until the next annual fee is due, when a new adjusted fee fixed pursuant to this provision shall become effective. In no event shall the amount of the fee as adjusted pursuant to this provision be less than the amount of fee in effect for the immediately-preceding year. The parties agree that the Index for March 1995 is defined as
151.4. In the event that the Bureau of Labor Statistics (or any successor organization) changes the current base of the CPI-U from 1982-84 = 100, the calculation of a fee under this provision shall be adjusted to ensure that Qwest receives the same amount as it would have had, had the base not been changed. In the event the Bureau of Labor Statistics (or any successor organization) no longer publishes the CPI-U, Qwest may, subject to Service Recipient's agreement (which shall not be unreasonably withheld), designate the statistical index it deems most appropriate for collocation of adjustments to a fee and, from the date the CPI-U ceased to be published, such index shall be used to make adjustments in a fee under this provision.

      (b) Unscheduled Maintenance Fees. If the aggregate amount of the Costs of Unscheduled Maintenance required as a result of any single event or multiple, closely-related events is less than
##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR
CONFIDENTIAL TREATMENT##

                            CONFIDENTIAL TREATMENT

, such Costs shall be borne by Service Provider. For any other Unscheduled Maintenance, the Costs thereof shall be allocated among the various Interest Holders in the conduit, cable an/or fibers affected thereby as follows: (i) Costs of Unscheduled Maintenance solely to or affecting a conduit or cable which houses fibers of a single Interest Holder shall be borne 100% by such Interest Holder; (ii) Costs of Unscheduled Maintenance to or affecting a conduit which houses multiple innerduct conduits, not including such Costs attributable to the repair or replacement of fiber therein, shall be borne proportionately by the Interest Holds in each of the affected innerduct conduits based on the ratio that such affected conduit bears to the total number of affected innerduct conduits, and (iii) Costs of Unscheduled Maintenance attributable to the repair or replacement of fiber, including the acquisition, installation, inspection, testing and splicing thereof, shall be borne proportionately by the Interest Holders in the affected fiber, based on the ratio that the number of affected fibers subject to the interest of each such Interest Holder bears to the total number of affected fibers. All such Costs which are allocated to Service Recipient pursuant to the foregoing provisions shall be the responsibility of and paid by Service Recipient within thirty (30) days after its receipt from Service Provider of an invoice therefor.

     (c) Costs. "Costs" means the actual, direct costs paid or payable in accordance with the established accounting procedures generally used by each party, as the case may be, and which it utilizes in billing third parties for reimbursable projects, which costs shall include, without limitation, the following: (i) labor costs, including wages and salaries, and benefits and overhead allocable to such labor costs (overhead allocation percentage shall not exceed the lesser of (x) the percentage Service Provider typically allocates to its internal projects or (y)
##MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT##
, and (ii) other direct costs and out-of-pocket expenses on a pass-through basis (e.g., equipment, materials, supplies, contract services, etc.).

 10.  Term.

      (a) Service Provider's obligation to perform maintenance on the relevant portion of the Qwest System shall be for an initial term expiring June 30, 2006. Qwest shall be the Service Provider. Thereafter, Qwest shall have no obligation to provide Scheduled or Unscheduled Maintenance hereunder, but shall be entitled to continue to provide maintenance under the terms and conditions of this agreement.

      (b) Notwithstanding Section 10(a) above, Qwest represents and warrants that it shall either (1) make a proposal not later than June 30, 2004, to the several Service Recipients to continue to serve as the Service Provider for the services described in this Exhibit H under commercially reasonable terms for the remainder of the Minimum Period following June 30, 2006, or (2) provide notice to the Service Recipients that Qwest shall not continue to provide those services beyond June 30, 2006. Should Qwest make a proposal under clause (1), the Service Recipients and Qwest shall negotiate in good faith toward reaching agreement on those services. If the parties have not concluded an agreement for continuing services by December 31, 2004, the Service Recipients shall be entitled to solicit proposals from other vendors and may select whichever vendor or vendors they jointly agree to use for all or separate portions of the Qwest System and Service Recipient's fibers and Associated Property, to include Qwest or separate vendors as each Service

                            CONFIDENTIAL TREATMENT

Recipient individually selects for its portion of the Qwest System and for its own fibers and Associated Property. Should Qwest provide notice under clause
(2), the Service Recipients may solicit proposals from other vendors and may select another vendor or vendors to assume after June 30, 2006, the Service Provider responsibilities, and Qwest agrees to cooperate fully in the negotiations and transition period.

                                    EXHIBIT I

                              UNDERLYING RIGHTS AND
                              ---------------------
                         UNDERLYING RIGHTS REQUIREMENTS
                         ------------------------------

Note: Prior to April 6, 1995 Qwest Communications Corporation was known as "Southern Pacific Telecommunications Company," and the documents listed below that predate April 6, 1995 are in that former name.

Pueblo Easements:
Easement Agreement dated October 25, 1995 between the Pueblo of Santa Ana and Qwest Communications Corporation.

Easement Agreement dated February 2, 1996 between the Pueblo of Santo Domingo and Qwest Communications Corporation.

Easement Agreement dated February 26, 1996 between the Pueblo of San Felipe and Qwest Communications Corporation.

Easement Agreement dated April 12, 1996 between the Pueblo of Isleta and Qwest Communications Corporation.

Easement Agreement dated June 6, 1996 between the Pueblo of Sandia and Qwest Communications Corporation.

SPTCo Easement:
Easement Agreement dated September 30, 1991 between Southern Pacific Transportation Company, as Grantor, and Southern Pacific Telecommunications Company, as Grantee.

Fifth Amendment to Easement Agreement dated August 9, 1996 between Southern Pacific Transportation Company, as Grantor, and Qwest Communications Corporation, as Grantee.


D&RGW Easement:
Easement Agreement dated September 30, 1991 between Denver and Rio Grande Western Railroad Company, as Grantor, and Southern Pacific Telecommunications Company, as Grantee.

First Amendment to Easement Agreement dated July 14, 1993 between Denver and Rio Grande Western Railroad Company, as Grantor, and Southern Pacific
Telecommunications Company, as Grantee.

Second Amendment to Easement Agreement dated May 1, 1995 between Denver and Rio Grande Western Railroad Company, as Grantor, and Southern Pacific
Telecommunications Company, as Grantee.

SSW Easement:
Easement Agreement dated September 30, 1991 between St. Louis Southwestern Railway, as Grantor, and Southern Pacific Telecommunications Company, as Grantee.

Second Amendment to Easement Agreement dated November 16, 1994 between St. Louis

                            CONFIDENTIAL TREATMENT

Southwestern Railway, as Grantor, and Southern Pacific Telecommunications Company, as Grantee.

ATSF Easement

Master Rail Corridor Fiber Optic Agreement dated December 5, 1994 between The Atchison, Topeka and Santa Fe Railway Company, as Grantor, and Southern Pacific Telecommunications Company, as Grantee.

CSX Easement:
Fiber Optic Placement Agreement dated as of March 1, 1995 between CSX Transportation, Inc., as Grantor, and Southern Pacific Telecommunications Company, as Grantee.

Letter Agreement dated as of March 1, 1995 between CSX Transportation, Inc., as Grantor, and Southern Pacific Telecommunications Company, as Grantee.

DART Easement:
Fiber Optics Agreement dated as of February 3, 1994 between Dallas Area Rapid Transit, as Grantor, and Southern Pacific Telecommunications Company, as Grantee.

First Amendment to Fiber Optics Agreement dated as of November 13, 1995 between Dallas Area Rapid Transit, as Grantor, and Southern Pacific Telecommunications Company, as Grantee.

Fiber Optics Easement dated as of December 21, 1994 between Dallas Area Rapid Transit, as Grantor, and Southern Pacific Telecommunications Company, as Grantee.

MTA Easement:
(SPTCo Easement Agreement dated September 30, 1991 was assigned as part of sale of route.)

Amendment to Easement Agreement dated January 13, 1995 between the Los Angeles County Metropolitan Transportation Authority, as Grantor, and Southern Pacific Telecommunications Company, as Grantee.

First Severance Agreement and Amendment to Easement Agreement dated June 23, 1995 between Los Angeles County Metropolitan Transportation Authority and Southern Pacific Telecommunications Company.

Public Easements:
License Agreement dated March 2, 1993 between the Utah Department of Transportation and Southern Pacific Telecommunications Company.

Agreement dated March 17, 1992 between The Moffat Tunnel Improvement District and Southern Pacific Telecommunications Company.

License Agreement dated September 11, 1995 between the City and County of Denver, Board of Water Commissioners and SP Construction Services (covering the Highline Canal Property).

License Agreement dated August 30, 1995 between the City and County of Denver, Board of Water Commissioners and SP Construction Services (covering Conduit Number 55).

License Agreement dated August 30, 1995 between the City and County of Denver, Board of Water Commissioners and SP Construction Services (covering Conduit Number 96).

License Agreement No. 95-01-25 dated July 24, 1995 between the City of Aurora, Director of Utilities and Qwest Communications Corporation.

                            CONFIDENTIAL TREATMENT

License Agreement dated August 18, 1995 between the City of Aurora, Director of Utilities and Qwest Communications Corporation.

Arapahoe County Street Cut and R.O.W. Use Permit Nos. SC5212, SC5213, SC5193, SC5191, SC5190, SC5194, SC5195, and SC5192 issued to Southern Pacific Telecommunications Company by Arapahoe County.

Utility Permit Nos. 596067, 595099, 95-145, 95-147, and 95-149 issued to
Southern Pacific Telecommunications Company by the Colorado Department of Transportation.

Permit for Right-of-Way Use and/or Construction Permit No. 1095 1262 E issued by SP Construction Services by Douglas County.

Utility Permit Nos. 7528, 7526, and 7525 issued to Qwest Communications Corporation by the Colorado Department of Transportation.

Permit dated March 3, 1995 issued to SP Telecom Construction Services by the Huerfano County Road and Bridge Department.

Permit for Construction and Installation of Communication Facilities in Public Rights of Way (Permit No. TFI-95-002) dated February 21, 1995 issued to Southern Pacific Telecommunications Company by Las Animas County.

Contractor License No. 70 dated May 9, 1995 issued to Southern Pacific Telecommunications by the Town of Aguilar.

Permit dated April 28, 1995 issued to Southern Pacific Telecommunications Company by the Town of Aguilar.

Right-of-Way 2983, Book 29, dated March 22, 1995 between the State of Colorado, State Board of Land Commissioners, as Grantor, and Qwest Communications Corporation, as Grantee.

Letter dated April 25, 1995 from the City of Trinidad, authorizing SP Telecom to proceed with construction on the North Linden Avenue Communication Conduits.

Ordinance No. 950310 issued by the City of Kansas City, Missouri, granting Southern Pacific Telecommunications Company and MCI Telecommunications Corporation the right to install and maintain underground telecommunication lines.

Missouri Highway and Transportation Commission Permit Nos. 6-95-00288, 6-95-00286, 6-95-00287, 4-95-00682, 4-95-00681, 4-95-00683, and 4-95-00662 and
Excavation Permit(s) Receipts.

Private Easements:
Easement dated November 21, 1995 between American Federation of Human Rights, as Grantor and Qwest Communications Corporation, as Grantee.

Easement dated September 26, 1995 between Ray W. Harness and Dorothy Elaine Harness, as Grantors and Qwest Communications Corporation, as Grantee.

Easement dated December 4, 1995 between James G. Armstrong and Bessie M. Armstrong, as Grantors and Qwest Communications Corporation, as Grantee.

Easement dated March 29, 1995 between Louis P. Vezzani and Evelyn M. Vezzani, as Grantors and Qwest Communications Corporation, as Grantee.

Easement dated March 29, 1995 between Walsenburg Sand and Gravel Company, as Grantor and Qwest Communications Corporation, as Grantee.

Easement dated March 29, 1995 between Joe Mario Amedei, as Grantor and Qwest Communications Corporation, as Grantee.

Easement dated March 30, 1995 between Lindo P. Vezzani and Sharron L. Vezzani,

                            CONFIDENTIAL TREATMENT

as Grantors and Qwest Communications Corporation, as Grantee.

Easement dated May 19, 1995 between Ludvik Propane Gas, as Grantor and Qwest Communications Corporation, as Grantee.

Easement dated March 30, 1995 between Samuel J. Capps, as Grantor and Qwest Communications Corporation, as Grantee.

Easement dated April 17, 1995 between John James Fatur, as Grantor and Qwest Communications Corporation, as Grantee.

Easement dated May 15, 1995 between Mark Bracco and Vicki Lynn Graham, as Grantors and Qwest Communications Corporation, as Grantee.

Easement between Pamela L. Breitbarth (2/19/96), Virginia A. Buczek (4/17/95), Ross A. Swanson (7/17/95), James R. Coressel (4/16/95) and Imogene Coressel (4/16/95), as Grantors and Qwest Communications Corporation, as Grantee.

Easement dated March 30, 1995 between Bud Adams and Janna Adams, as Grantors, and Qwest Communications Corporation, as Grantee.

Easement dated March 31, 1995 between Trinidad Properties, Inc. and MYBI Partnership, as Grantors, and Qwest Communications Corporation, as Grantee.

Easement dated June 6, 1995 between Rose Wirth, as Grantor, and Qwest Communications Corporation, as Grantee.

Easement dated May 5, 1995 between Harold A. Winter and Viola A. Winter, as Grantors, and Qwest Communications Corporation, as Grantee.

Easement dated May 18, 1995 between Ayuda Me Dios, as Grantor, and Qwest Communications Corporation, as Grantee.

Easement dated April 19, 1995 between Gabriel Saliba and Mary J. Saliba, as Grantors, and Qwest Communications Corporation, as Grantee.

Easement dated June 1, 1995 between Interstate Underground Warehouse and Industrial Park, Inc., as Grantor, and Qwest Communications Corporation, as Grantee.

Easement dated May 26, 1995 between Delbert Rustman and Juanita Rustman, as Grantors, and Qwest Communications Corporation, as Grantee.

Easement dated August 28, 1996 between Red Creek Ranch, Inc., as Grantor and Qwest Communications, as Grantee (Pueblo, CO).

Miscellaneous Easements
Grant of Right of Way and Easement dated December 20, 1961 between J. A. Humphrey and A. Pollard Simons, as Grantors, and American Liberty Pipe Line Company, as Grantee.

Amendment to Right-of-Way Agreement dated April 19, 1994 between Haynes/LICO Properties II, as Grantor, and Southern Pacific Telecommunications Company, as Grantee.

Amendment to Right of Way Grant dated January 31, 1996 between Prestonwood Golf Club Corporation, as Grantor, and Qwest Communications Corporation, as Grantee.

Miscellaneous Documents:
SP Construction Services Safety Manual
Railroad Safety-Rules Governing Contractors Working on Railroads

Railroad Rules and Instructions for Maintenance of Way and Engineering and Operating Manuals for Southern Pacific Lines

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                            CONFIDENTIAL TREATMENT

The Atchison, Topeka and Santa Fe Railway Company Manual

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